Exhibit 10.30

EXECUTION VERSION

Securities Purchase Agreement

between

Robert C. Shaver

and

Unique Logistics Holdings, Inc.

May 29, 2020

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "**Agreement**"), dated as of May 29, 2020 (the "**Effective Date**") is entered into between Robert C. Shaver ("**Seller**") and Unique Logistics Holdings, Inc., a Delaware corporation with an address at 154-09 146th Avenue, Unit 3-B, Jamaica, NY 11434 ("**Buyer**").

RECITALS

WHEREAS, Seller owns (i) forty percent (40%) of the membership interests (such 40% interest, the "**UL ATL Membership Interests**") of Unique Logistics International (ATL) LLC, a Georgia limited liability company ("**UL ATL**"); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the UL ATL Membership Interests, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title, and interest in and to the UL ATL Membership Interests, free and clear of, other than Permitted Liens (defined below), any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (singly and collectively, "**Encumbrances**"), for the consideration specified in Section 1.02 below. For purposes hereof, all of Seller's right, title, and interest in and to the UL ATL Membership Interests shall include, but is not limited to, (a) the Seller's capital account in UL ATL, (b) the Seller's right to share in the distributions and allocations of profits and losses of UL ATL, (c) the Seller's right to receive distributions from UL ATL after the Closing Date, and (d) all of the voting rights attributable to the UL ATL Membership Interests after the Closing Date. For the avoidance of doubt, debts and other liabilities of UL ATL and any security interests created thereunder in favor of the Seller shall not constitute Encumbrances for the purposes of this Agreement to the extent such liabilities are to be assumed by the Buyer or its affiliates hereunder ("**Permitted Liens**").

Section 1.02 Purchase Price. The aggregate purchase price for the UL ATL Membership Interests shall be US $2,819,000 (the "**Purchase Price**") consisting of (i) US $994,000 (the "**Cash Purchase Price**") to be paid to Seller in cash at Closing and (ii) a subordinated promissory note, in the form attached hereto as Exhibit A executed and delivered by Buyer to Seller at the Closing (defined below) of the transactions contemplated by this Agreement in the amount of US $1,825,000 (the "**Note**").

Section 1.03 Closing. Subject to the terms and conditions of this Agreement, the transactions

contemplated hereby shall take place at a closing (the "**Closing**") at such location as may be agreed to by Seller and Buyer, in writing, provided, however, the parties may deliver and exchange documents and signatures at Closing by electronic transmission in lieu of an in-person Closing. The date on which the Closing shall take place shall hereafter be referred to as the "**Closing Date**." The Closing shall be effective as of 12:01 a.m. on the Effective Date.

Section 1.04 Seller as Advisory Executive. For a period of 90 days following the Closing, Seller shall be available to serve as an advisory executive of Buyer to provide assistance with the transition in ownership in the manner mutually agreed to by Seller and Buyer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

For purposes of this Article II, "Knowledge of Seller" means the actual knowledge of Seller, without any duty to investigate.

Section 2.01 Authority of Seller; Enforceability: Consent. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has all requisite power, authority and capacity to enter into this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. Other than in connection with the PPP Loan, no approval or consent of any persons other than the parties hereto is necessary to consummate the transactions contemplated hereby (or, if necessary, such approval or consent has been obtained by Seller or waived by the person required to approve or consent). To the Knowledge of Seller, UL ATL has not received notice that it is in violation of any applicable laws, ordinances or regulations affecting the operation of their respective businesses. "**PPP Loan**" means that certain Note (SBA Loan #2068597100), by and between Unique Logistics International (ATL), LLC and Quantum National Bank, dated April 6, 2020.

Section 2.02 No Conflicts. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not, subject to the execution, delivery and receipt of the documents required to be delivered pursuant to Section 4.01(d): (a) result in any violation, breach, conflict with, or constitute a default under (i) the Amended and Restated Operating Agreement of UL ATL dated July 11, 2018, as amended to date (the "**UL ATL Operating Agreement**"), (ii) any other contract or agreement to which Seller is a party or by which it is bound; (iii) any law applicable to Seller or any judgement, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding on Seller, or (iv) the organizational documents of UL ATL; or (b) result in the creation or imposition of any Encumbrances on the UL ATL Membership Interests.

Section 2.03 Legal Proceedings. To the Knowledge of the Seller, there is no claim, action, suit, proceeding, or governmental investigation (collectively, "**Action**") of any nature pending or threatened against or by Seller (a) relating to or affecting the UL ATL Membership Interests, or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of the Seller, no event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 2.04 Ownership of UL ATL Membership Interests

(a) Seller is the sole legal, beneficial, record and equitable owner of the UL ATL Membership Interests free and clear of all Encumbrances.

(b) Other than as set forth in the organizational documents of UL ATL, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the UL ATL Membership Interests.

Section 2.05 Operating Agreements. Attached hereto as Exhibit B is the true, complete, and current copy of the UL ATL Operating Agreement, as amended to date, which agreement is in full force and effect, other than amendments required pursuant to this Agreement.

Section 2.06 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 2.07 Taxes. To Seller's Knowledge (other than with respect to certain state tax returns): (a) all tax returns (including information returns) required to be filed on or before the Closing Date by UL ATL have been timely filed, (b) all such tax returns are true, complete and correct in all respects, (c) all taxes due and owing by UL ATL (whether or not shown on any tax return) have been timely paid, (d) all deficiencies asserted, or assessments made, against UL ATL as a result of any examinations by any taxing authority have been fully paid, and (e) there are no pending or threatened actions by any taxing authority.Should any liabilities, in the form of taxes due, penalties, interest or otherwise, arise after the Closing Date with respect to any state tax returns filed or not duly filed by UL ATL before the Closing Date, with respect to periods prior to the Closing Date, Seller shall, subject to the limitations set forth in Article VI, indemnify Buyer for any such liabilities.

Section 2.08 UL ATL Financial Statements. Exhibit C sets forth copies of the following financial statements: the audited financial statements of UL ATL for the fiscal years ended December 31, 2017 and December 31, 2018 and the internally prepared financial statements for the fiscal year ending December 31, 2019 (the "**Financial Statements**"). To the Knowledge of Seller and other than as set forth in Exhibit C, the Financial Statements do not contain any material misstatements.

Section 2.09 Organization and Qualification. UL ATL is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its assets and to carry on its business as currently conducted. Subject to Section 5.04, UL ATL is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to have a material adverse effect on UL ATL's results of operations, assets, business, prospects or condition (financial or otherwise) .

Section 2.10 Title to Assets. To the Knowledge of Seller, UL ATL has good and marketable title to all personal property owned by it that is material to its business, in each case free and clear of all Encumbrances, except for Encumbrances arising from the ordinary course of business (including Encumbrances related to security interests granted to third party lenders over accounts receivables or assets of UL ATL and purchase money security interests in equipment) or that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property.

Section 2.11 Material Changes. Since December 31,2019 and to the Knowledge of Seller (other than the PPP Loan): (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a material adverse effect with respect to UL ATL, provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a material adverse effect: (A) changes in the national or world economy or financial markets or changes in general economic conditions that affect the industries in which UL ATL conduct its business, or (B) any change in applicable law, rule or regulation or IFRS or interpretation thereof, (ii) UL ATL has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements of UL ATL, (iii) UL ATL has not declared or made any dividend or distribution of cash or other property to its members or purchased, redeemed or made any agreements to purchase or redeem any of its membership interests and (v) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which UL ATL, or any of its assets are bound or subject.

Section 2.12 Other Tax Matters. To the Knowledge of the Seller:

(a) There is no material dispute or claim concerning any tax liability of UL ATL either (i) claimed or raised by any authority in writing or (ii) as to which Seller has actual knowledge based upon personal contact with any agent of such authority.

(b) UL ATL is not a party to any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Internal Revenue Code § 280G (or any corresponding provision of state, local, or non-U.S. tax law) or (ii) any amount that will not be fully deductible as a result of Internal Revenue Code § 162(m) (or any corresponding provision of state, local, or non U.S. tax law). UL ATL is not a party to or bound by any tax allocation or sharing agreement.

(c) UL ATL, (i) has not been a member of an affiliated group filing a consolidated federal income tax return or (ii) does not have any liability for the taxes of any person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract or otherwise.

(d) UL ATL will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

  i. change in method of accounting for a taxable period ending on or prior to the Closing Date other than the change required by the International Financial Reporting Standards that required UL ATL to accelerate its recognition of certain income in the 2018 taxable year, a portion of which will have to be recognized by UL ATL in its tax returns in 2020 and 2021;

  ii. use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

  iii. "closing agreement" as described in Internal Revenue Code § 7121 (or any corresponding or similar provision of state, local, or non-U.S. income tax law) executed on or prior to the Closing Date;

iv. intercompany transactions of any excess loss account described in Treasury Regulations under Internal Revenue Code § 1502 (or any corresponding or similar provision of state, local, or non-U.S. income tax law);

v. installment sale or open transaction disposition made on or prior to the Closing Date;

vi. prepaid amount received on or prior to the Closing Date; or

vii. election under Internal Revenue Code § 108(i).

(e) Within the past three years, UL ATL has not distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by the Internal Revenue Code §355 or §361.

(f) UL ATL is not or has been a party to any "listed transaction," as defined in Internal Revenue Code § 6707A(c)(2) and Treasury Regulation § 1.6011-4(b)(2).

Section 2.13 No Other Representations or Warranties. Except for the representations and warranties contained in this Article II, neither Seller nor any agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller. All of the representations and warranties of Seller are true and correct as of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 3.01 Authority of Buyer; Enforceability. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer and, assuming due authorization, execution, and delivery by Seller, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

Section 3.02 No Conflicts; Consents. No approval or consent of any persons or entity other than the parties hereto is necessary to consummate the transactions contemplated hereby (or, if necessary, such approval or consent has been obtained by Buyer or waived by the person required to approve or consent).

Section 3.03 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.04 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to or serve as a basis for any such Action.

Section 3.05 Investment Purpose. Buyer is acquiring the UL ATL Membership Interests for its own account for investment purposes and without a view towards, or for resale in connection with, any distribution thereof. Buyer has sufficient knowledge and experience in transactions of this type and is

capable of evaluating the risks and merits of acquiring the UL ATL Membership Interests.

Section 3.06 No Breaches. As of the Effective Date, neither Buyer nor any of its affiliates have any knowledge that the Seller's representations and warranties contained in Article II are not true, complete and accurate. In connection with the foregoing, Buyer acknowledges and agrees that it has been provided adequate access to the UL ATL's personnel, properties, assets, premises and documents in connection with Buyer's investigation of UL ATL's business.

Section 3.07 No Other Representations or Warranties. Except for the representations and warranties made in this Article III, neither Buyer nor any agent of Buyer has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer. All of the representations and warranties of Buyer are true and correct as of the date of this Agreement.

ARTICLE IV
CLOSING DELIVERABLES

Section 4.01 Seller's Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) an assignment of LLC membership interest, duly executed by Seller, in the form attached hereto as Exhibit D (the "**Assignment**");

(b) a non-compete and non-solicitation agreement, duly executed by Seller, in the form attached hereto as Exhibit E (the "**Non-Compete Agreement**");

(c) an amendment to the UL ATL Operating Agreement, duly executed by Seller, allowing UL ATL to allocate items of income, gain, deduction or loss using the "interim closing of the books method," in the form attached hereto as Exhibit F ("**Amendment to UL ATL Operating Agreement**"); and

(d) proof of satisfaction or waiver of all conditions under the UL ATL Operating Agreement pertaining to the transfer of the UL ATL Membership Interests from Seller to Buyer.

Section 4.02 Buyer's Deliverables. At the Closing, Buyer shall deliver or cause to be delivered the following to Seller:

(a) the Cash Purchase Price, by wire transfer of immediately available funds in accordance with the wiring instructions provided by Seller to the Buyer on or before the Closing Date;

(b) the Assignment, duly executed by Buyer;

(c) the Note, duly executed by Buyer;

(d) the Non-Compete Agreement, duly executed by the Buyer;

(e) a indemnity agreement, duly executed by Buyer and UL ATL, in the form attached hereto as Exhibit G (the "**Indemnity Agreement**");

(f) a certificate, dated as of the Closing Date and executed on behalf of the Buyer, certifying (i) the articles of association, articles of organization, or certificate of incorporation (as applicable) in effect as of the Closing, (ii) the bylaws, operating agreement, or other governing documents in effect as of the Closing, and (iii) the resolution of the board of directors or similar governing body (A) authorizing the execution, performance, and delivery of this Agreement and the transactions contemplated hereby and (B) the names and signatures of the officers of Buyer authorized to execute this Agreement and the other documents required to be delivered hereunder.

ARTICLE V

Covenants

Section 5.01 Allocation of LLC Income and Loss. Pursuant to the Amendment to UL ATL Operating Agreement, the parties shall insure that UL ATL allocates all items of income, gain, loss, deduction or credit attributable to the UL ATL Membership Interests for the taxable year of the Closing based on a closing of UL ATL's books as of the Closing Date. Following the Closing Date, the Buyer shall cause UL ATL to make tax distributions to Seller in accordance with Section 7.3(f) of the UL ATL Operating Agreement for any pre-Closing tax period.

Section 5.02 Tax Advice.

(a) Seller represents and warrants that it has obtained from its own advisors and representatives, advice regarding the tax consequences of Seller's sale of the UL ATL Membership Interests to Buyer and the receipt of the Cash Purchase Price from Buyer. Seller further represents and warrants that it has not relied on Buyer or Buyer's advisors and representatives for such advice.

(b) Buyer represents and warrants that it has obtained from its own advisors and representatives, advice regarding the tax consequences to Buyer of its purchase of the UL ATL Membership Interests and the payment of the Cash Purchase Price to Seller. Buyer further represents and warrants that it has not relied on Seller or Seller's advisors or representatives for such advice.

Section 5.03 Seller's Post-Closing Healthcare Benefits. During the period between the Closing and the earlier of (i) the death of Seller, or (ii) the date that is 24 months following the Closing Date, the Buyer shall, or shall cause one of its affiliates to, take all steps necessary to ensure that Seller receives health benefits under the Buyer's (or one of its affiliates) group health insurance plans at standard rates. Seller shall be responsible for all premium costs associated with such coverage. The parties will cooperate with each to enter into additional arrangements necessary to effectuate the purposes of this Section 5.03.

Section 5.04 Post-Closing State Tax Return Filings. For the 90-day period following the Closing Date, Seller shall be allowed to file all necessary state tax returns, make any other necessary filings and payments to bring UL ATL into compliance with the appropriate and necessary jurisdictions.

Section 5.05 Special Payment to Ginger Seabrook. Seller shall pay to Ginger Seabrook the Special Payment (as such term is defined in Section 3.1 of the Unique Logistics Internal Incentive Compensation Plan, effective January 1, 2015) on or before the date that is one year following the Closing Date. Promptly after such payment, Seller shall provide to Buyer reasonable evidence that such

payment was made to Ginger Seabrook. The parties agree that Seller shall be entitled to all tax benefits related to any payment contemplated under this Section 5.05.

Section 5.06 PPP Loan. Buyer expressly acknowledges and agrees that Seller makes no representation or warranties with respect to UL ATL's eligibility for or forgivability of the PPP Loan. Buyer agrees that Seller, in his sole discretion, shall handle the application process with respect to the forgiveness of the PPP Loan, including the filing of SBA Form 3508 (05/20), as the same may be amended from time to time and including all schedules, exhibits and attachments thereto, and all other matters associated with the PPP Loan. Buyer and its affiliates (including UL ATL following the Closing) agree to take any and all actions necessary or desirable, including those reasonably requested by Seller, to effectuate the forgiveness of the PPP Loan. Furthermore, Buyer and its affiliates agree not to take any action on or prior to July 31, 2020, that may impact the forgiveness eligibility of the PPP Loan, excluding the transfer of the UL ATL Membership Interests pursuant to this Agreement. Following the Closing, UL ATL (and not the Seller) shall be responsible for all fees and costs, including legal and accounting fees, related to the PPP Loan, including the forgiveness application process.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification. Subject to the other terms and conditions of this **Article VI**, Buyer shall indemnify, protect and defend Seller, his affiliates and their respective officers, directors, employees, managers, members, stockholders, agents, partners, heirs, executors, successors, and representatives and Seller shall indemnify, protect and defend Buyer, its affiliates and their respective officers, directors, employees, managers, members, stockholders, agents, partners and representatives (the party entitled to indemnification being hereafter referred to as the "**Indemnified Party**" and the party required to indemnify the other being hereafter referred to as the "**Indemnifying Party**") against, and shall hold the Indemnified Party harmless from and against, and shall pay and reimburse for, any and all damages, losses, liabilities and expenses ("**Losses**") incurred or sustained by, or imposed upon, the Indemnified Party based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer or Seller, as applicable, contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Indemnifying Party pursuant to this Agreement, as of the date such representation or warranty was made;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Seller, as applicable, pursuant to this Agreement;

(c) with respect to Seller, any legal proceedings and tax assessments (including state tax assessments subject to Section 5.04 but excluding those matters set forth in Section 2.12(d)(i) which Buyer expressly acknowledges and agrees that prior to the Closing Date Buyer received a reduction to the Purchase Price as payment in full for any such liabilities and excluding any matter related to the PPP Loan) to which Buyer becomes subject to based upon the actions of Seller prior to the Closing;

(d) with respect to Buyer, any legal proceedings and tax assessment to which Seller becomes subject to based upon the actions of Buyer (or its affiliates) after the Closing; or

(e) any material liabilities of UL ATL not disclosed which were required to be disclosed by

International Financial Reporting Standards as issued by the International Accounting Standards Board but were not so disclosed in the Financial Statements.

Section 6.02 Limitations. Notwithstanding any provision hereof to the contrary:

(a) with respect to a claim for which Buyer is entitled to indemnification pursuant to Section 6.01(a) (other than with respect to those representations and warranties set forth in Section 2.01, Section 2.02, Section 2.03, Section 2.04, Section 2.05, Section 2.06 and Section 2.08 (each a "**Fundamental Representation**")), and Section 6.01(c), Seller shall: (i) have no liability with respect to such Losses, unless and until the aggregate amount of all Losses for which the applicable Indemnified Party are otherwise entitled exceeds $50,000 (the "**Basket**"), in which event Seller shall be liable back to the first dollar; and (ii) the aggregate amount of Losses for which Buyer shall be entitled to indemnification pursuant to Section 6.01(a) (other than with respect to a Fundamental Representation) and Section 6.01(c) shall not exceed $565,000 (the "**Cap**");

(b) except with respect to a claim based on fraud, the aggregate amount of Losses in respect of a breach or inaccuracy of a Fundamental Representation or a claim for indemnification pursuant to Section 6.01(e) for which Seller shall be liable shall not exceed the Purchase Price;

(c) subject to all other limitations contained herein, including the Cap and Basket, Seller shall only be responsible for forty percent (40%) of all indemnification payments required to be made with respect to the total Loss sustained by Buyer with respect to any breach or inaccuracy of Seller's representations and warranties set forth in Section 2.07, Section 2.08, Section 2.09, Section 2.10, Section 2.11 and Section 2.12 or any Seller indemnity obligation pursuant to Section 6.01(c), and Section 6.01(e);

(d) Seller's indemnification obligations pursuant to Section 6.01(c) and Section 6.01(e) shall terminate twenty-four (24) months following the Closing Date;

(e) all Losses for which an Indemnified Party would otherwise be entitled to indemnification under this Article VI shall be reduced by the amount of insurance proceeds and indemnification payments and other third-party recoveries actually received in respect of any Losses incurred. The Indemnified Party shall use commercially reasonable efforts to recover under insurance policies or any indemnity, contribution or similar agreement for any Losses prior to seeking indemnification under this Agreement;

(f) each Indemnified Party shall take, and cause its affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to minimum extent necessary to remedy the breach that gives rise to such Loss;

(g) subject to Section 7.13, the Buyer acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims (other than claims arising from actual fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VI; or

(h) Buyer acknowledges and agrees that its sole and exclusive remedy with respect to any and all matters that relate to, concern or involve the PPP Loan shall reduce the principal amount of the

Note in accordance with the procedures and subject to the limitations set forth in the Note. Any such reduction against the Note shall not reduce the Cap.

Section 6.03 Procedures. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly provide written notice of such claim to the Indemnifying Party. The failure to give prompt notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense, subject to the Indemnifying Party's right to control the defense thereof. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action. If the Indemnifying Party refuses in writing to assume control over the defense of any such Action for which it has an indemnification obligation pursuant to this Article VI, the Indemnified Party may assume control of the defense at the Indemnifying Party's cost and expense. Neither party shall settle any Action without the other party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.04 Payment. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VI, the Indemnifying Party shall satisfy its obligations within 30 business days of such agreement or final, non-appealable adjudication (a "**Final Determination**") by wire transfer of immediately available funds. Subject to the foregoing and any other limitations contained in this Article VI, Buyer shall have the right to set-off the principal amount of the Note then outstanding. Additionally, Seller may, in its absolute and sole discretion, satisfy any indemnity payment obligation pursuant to this Article VI by a reduction to the principal amount of the Note then outstanding. A PPP Princiapl Reduction or PPP Principal Increase (as such terms are defined in the Note), if applicable, shall take effect automatically and shall not require a Final Determination.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Without limiting the generality of the foregoing, Buyer and Seller shall pay their own fees and expenses and those of its respective agents, advisors, attorneys and accountants with respect to carrying out due diligence, negotiating this Agreement and related documents, and the Closing.

Section 7.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of receipt) if sent during normal business hours of the recipient, and on the next business

day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Seller:	Robert C. Shaver 620 Hasty Trail Canton, GA 30155 Email:bshaver1959@gmail.com
If to Buyer:	Unique Logistics Holdings, Inc. 154-09 146th Avenue, 3-B Jamaica, NY 11434 Attention: Sunandan Ray, CEO Email: sunandan.ray.nyc@unique-logistics.com

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the Exhibits, the terms and provisions in the body of this Agreement shall control.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Notwithstanding anything to the contrary herein, Seller shall have the right to assign this Agreement and all or any of its rights or obligations under this Agreement to an affiliate for tax purposes, and the Buyer hereby consents to such assignment.

Section 7.08 No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity (including any governmental authority) any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 7.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule.

Section 7.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. There shall be three arbitrators. The location of the arbitration shall be New York.

Section 7.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 7.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.15 Survival. The Buyer and Seller agree and covenant that all of the representations and warranties in this Agreement shall survive the Closing for a period of two years.

[*signature page follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

SELLER

Robert C. Shaver

BUYER

Unique Logistics Holdings, Inc.

By ______________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

SELLER

____
Robert C. Shaver

BUYER

UNIQUE LOGISTICS HOLDINGS, INC.

By____________________________
Name: Sunandan Ray
Title: Chief Executive Officer

EXHIBIT A

Promissory Note

[*Attached*]

THIS PROMISSORY NOTE IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT WITH COREFUND CAPITAL, LLC AND HOLDER OF EVEN DATE.

$1,825,000.00 Dated as of May 29, 2020

PROMISSORY NOTE

For value received, and on the terms and subject to the conditions set forth herein, **UNIQUE LOGISTICS HOLDINGS, INC.**, a corporation incorporated under the laws of the State of Delaware (the "**Company**"), hereby promises to pay **ROBERT C. SHAVER**, an individual (the "**Holder**"), the aggregate principal amount of One Million Eight Hundred Twenty-Five Thousand and No/100 United States Dollars (US$1,825,000.00) and accrued interest, if any, on the dates and in the amounts provided for in this Promissory Note.

This Promissory Note is being delivered in accordance with Section 1.02 of that certain Securities Purchase Agreement, dated as of the date hereof (the "**Purchase Agreement**"), among the Company and the Holder.

Section 1. *Certain Terms Defined.* The following terms for all purposes of this Promissory Note shall have the respective meanings specified below. Terms not otherwise defined herein shall have the meanings specified in the Purchase Agreement.

"Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

"Change of Control" means the occurrence of one or more of the following events exclusive of the events contemplated by the Purchase Agreement: (i) the acquisition of the Company (directly or indirectly) by another Person by means of any transaction or series transactions (including, without limitation, any merger, consolidation or other form of reorganization), (ii) any change in the ownership of the Company of more than fifty percent (50%), exclusive of a going public transaction by the Company; or (iii) the sale, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person.

"Company" shall have the meaning ascribed to it in the preamble.

"Event of Default" shall have the meaning ascribed to it in Section 7.

"Holder" shall have the meaning ascribed to it in the preamble.

"Maturity Date" shall mean the earlier of May 29, 2023 or the date on which all payments under this Promissory Note shall become due and payable pursuant to Section 7.

"Obligations" means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known,

unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this this Promissory Note, or any other Transaction Documents, or any other agreement between any of the Company and the Holder, and of the Company and any of its creditors or lenders, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

"Person" shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

"Promissory Note" shall mean this promissory note, as amended, restated or supplemented from time to time.

"Transaction Documents" shall mean this Promissory Note, the Purchase Agreement, the Non-Compete, Non-Solicitation and Non-Disclosure Agreement, the Indemnification Agreement and such other agreements, documents, instruments, certificates, financial statements, rules, resolutions, opinions of counsel, notes and other items which the Holder shall require in connection with this Promissory Note.

Section 2. *Promissory Note Consideration.* This Promissory Note is being delivered pursuant to Section 1.02 of the Purchase Agreement as a portion of the Purchase Price for the UL ATL Membership Interest.

Section 3. *Interest and Principal Payments.*

The principal amount of this Promissory Note shall bear no interest, except Default Interest as set forth in Section 7 hereof.

Except as otherwise provided below, the principal amount of this Promissory Note shall be due and payable in six equal payments of Three Hundred Four Thousand One Hundred Sixty-Six and 67/100 United States Dollars ($304,166.67), the first payment of which is due on November 29, 2020, with each succeeding payment to be made on the 29th of May and the 29th of November until the Maturity Date. Any payments made pursuant to this Section 3, shall be deemed to include imputed interest, to the extent required by the Internal Revenue Code of 1986, as amended. As provided in the Purchase Agreement, the Company shall, under circumstances specified therein, have the right to set-off amounts against the payments required hereunder.

Any Default Interest shall be due and payable with any principal payment due hereunder.

On April 17, 2020 Unique Logistics International (ATL) LLC ("UL ATL") was granted a loan, SBA Loan #2068597100, (the "PPP Loan") from Quantum National Bank in the amount of $479,400 (the "Loan Amount"), pursuant to the Paycheck Protection Program (the "PPP") under Division A, Title I of the CARES Act, which was enacted March 27, 2020. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying

expenses as described in the CARES Act. In the event that less than 40% of the Loan Amount ($191,760) has been forgiven on or before November 29, 2020, Holder shall deduct $100,000 (the "**PPP Principal Reduction**") from the principal amount due under this Promissory Note, without any action required on the part of the Company, which will be reflected by a $100,000 deduction to the payment of principal due hereunder on November 29, 2020, thereby reducing such amount, and only such amount, to Two Hundred Four Thousand One Hundred Sixty-Six and 67/100 United States Dollars ($204,166.67). In the event that subsequent to November 29, 2020 but on or prior to December 31, 2021, more than $191,760 or more (in the aggregate) of the Loan Amount has been forgiven, the Company shall add $100,000 (the "**PPP Principal Increase**") to the principal amount due under this Promissory Note, without any action required on the part of the Holder, which will be reflected by a $100,000 increase to the next payment of principal then due hereunder on May 29, 2021, November 29, 2021, or May 29, 2022, as applicable, thereby increasing such amount, and only such amount, to Four Hundred Four Thousand One Hundred Sixty-Six and 67/100 United States Dollars ($404,166.67). Notwithstanding the foregoing, if any act or omission of the Company, UL ATL or its affiliates, on or prior to July 31, 2020, excluding the transfer of the UL ATL Membership Interests (as such term is defined in the Purchase Agreement) pursuant to Purchase Agreement, materially and adversely affects the forgiveness of the PPP Loan, the PPP Principal Reduction shall not occur as a result of any portion of the PPP Loan not being forgiven and the Company shall owe the full amount of the principal of Promissory Note pursuant hereto.

Section 4. *Optional Prepayments*

The Company may prepay the principal amount in whole or in part at any time without penalty or premium.

Section 5. *General Provisions As To Payments.*

All payments hereunder shall be made on the date when due not later than 12:00 Noon Eastern Time by wire transfer of immediately available funds to the Holder's account at a bank in the United States specified by the Holder in writing to the Company without reduction by reason of any set-off or counterclaim (or if any such day is not a Business Day, then on the next succeeding Business Day).

Section 6 *Representations and Warranties of the Company.*

The Company represents and warrants to the Holder that:

(a) this Promissory Note constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;

(b) the Company (i) is a corporation duly organized, legally existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (x) own or lease its assets and carry on its business and (y) execute, deliver and perform its obligations under the Transaction Documents, and (iii) is duly qualified as a foreign corporation and is licensed and in good standing in all jurisdictions in which the nature of its business or location of its properties require such qualification or license;

(c) the Company's execution, delivery and performance of this Promissory Note and all other Transaction Documents to which it is a party (i) has been duly authorized by all necessary corporate action of the Company, (ii) does not violate any provisions of the Company Certificate of Incorporation or by-laws or any, law, regulation, order, injunction, judgment, decree or writ to which the Company is subject, and (iii) does not violate any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained;

(d) the execution, delivery and performance by the Company of this Promissory Note does not and will not result in the breach of any agreement, law or statute, or any judgment, degree or order entered into in a proceeding to which the Company is or was a party; and

(e) to the best knowledge of the Company, no other information provided by or on behalf of the Company to the Holder, either as a disclosure schedule to this Promissory Note, or otherwise in connection with Holder's due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 7. *Events Of Default.*

Each of the following events shall constitute an "**Event of Default**":

(a) any outstanding principal of this Promissory Note or Default Interest thereon shall not be paid when due as provided in this Promissory Note; provided, however, that an Event of Default shall not occur under this Section 7(a) if the Company makes such principal payment with any Default Interest thereof within 15 days after such payment due date ("Grace Period") and further provided, however, that the Company is entitled to only one Grace Period payment per any 12-month period following the issuance date of this Note;

(b) Company defaults in the due and punctual observance of, or performance of any material representation, covenant, condition or agreement contained in this Promissory Note (other than a payment covenant, condition or agreement which may become due under this Promissory Note), which is not cured within 15 days following the Company's receipt from Holder of a written notice of such default;

(c) a court shall enter a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or

hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Company or for any substantial part of the property of Company or ordering the winding up or liquidation of the affairs of Company;

(d) Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Company or for any substantial part of the property of Company, or Company shall make any general assignment for the benefit of creditors; or

(e) any Change of Control shall occur.

If an Event of Default described above shall occur, the unpaid principal of this Promissory Note shall, at the option of Holder, become immediately due and payable. Immediately upon the occurrence of any Event of Default described above, or upon failure to pay any portion of the principal amount of this Promissory Note when due or on the Maturity Date, the Holder, without any notice to the Company, which notice is expressly waived by the Company, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Holder under this Promissory Note and any other agreement or instrument, and any and all rights and remedies available to the Holder at law or in equity.

If any amount payable under this Promissory Note is not paid when due, whether at the stated maturity, by acceleration, or otherwise, the outstanding principal of this Promissory Note shall automatically bear interest (the "Default Interest") at the rate of twelve percent (12%) per annum (the "Default Interest Rate") from the date payment was due until such delinquent payment is paid in full. If such Default Interest Rate may not be collected from Holder under applicable usury laws, then interest shall be payable at the maximum rate of interest which may be collected from the Company under applicable law per annum. For purposes of the foregoing, the accrual of Default Interest shall commence upon the failure of the Company to make a timely principal or Default Interest payment when due irrespective of any Grace Period which may be utilized in determining whether such failure to pay constitutes an Event of Default. Except as otherwise provided in this Agreement, this provision shall not imply that the Company may cure any default or Event of Default other than expressly permitted by Holder in writing nor shall this provision imply that the Company has a right to delay or extend the dates upon which payments are due under this Promissory Note.

Section 8. *Further Assurances*.

The Company hereby agrees that, from time to time upon the written request of the Holder, each will execute and deliver such further documents and do such other acts and things as the Holder may reasonably request in order fully to effect the purposes of this Promissory Note.

Section 9. *Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Event Of Default.*

No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Promissory Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 10. *Transfers.*

The Company may transfer or assign this Promissory Note to any Person; provided, however that the Company obtains the prior written consent of the Holder.

Section 11. *Modification.*

This Promissory Note may be modified only with the written consent of the Company and the Holder.

Section 12. *Expenses.*

The Company agrees to pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, attorneys' fees and expenses) that the Holder may reasonably incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by Company to perform or observe any of the provisions hereof.

The provisions of this Section shall survive the execution and delivery of this Promissory Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Promissory Note.

Section 14. *Notices.*

Any notice, request or other communication to be given or made under this Promissory Note to the parties shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed in writing), or email (with confirmation of receipt) to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a party to whom copies are to be sent shall not

affect the validity of any such notice, request or other communication or constitute a breach of this Promissory Note.

If to Company:	Unique Logistics Holdings, Inc. 154-09 146th Avenue 3-B Jamaica, New York 11434 Attention: Sunandan Ray, CEO Email:sunandan.ray.nyc@unique-logistics.com Telephone:
With a copy to (which shall not constitute notice):	Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 Attention: Lawrence Metelitsa Email:lmetelitsa@lucbro.com Telephone: (732) 395-4405
If to the Holder:	Robert C. Shaver 620 Hasty Trail Canton, Georgia 30115 Email:bshaver1959@gmail.com Telephone: (678) 478-6608
With a copy to (which shall not constitute notice):	James-Bates-Brannan-Groover, LLP 3399 Peachtree RD NE, Suite 1700 Atlanta, GA 30326 Attention: T. Daniel Brannan Email:dbrannan@jamesbatesllp.com Telephone:

Section 15. *Governing Law*.

This Promissory Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Promissory Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York County in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an

inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS PROMISSORY NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.**

Section 16. *Miscellaneous*.

The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Promissory Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof. Any provision of this Promissory Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Promissory Note shall bind the Company and its permitted successors and assigns. The rights under and benefits of this Promissory Note shall inure to the Holder and its successors and assigns.

Notwithstanding any provision in this Promissory Note or the other Transaction Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Promissory Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Promissory Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Promissory Note immediately upon receipt of such sums by the Holder, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any

sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Promissory Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date set forth above.

COMPANY:

UNIQUE LOGISTICS HOLDINGS, INC.

By: ______________________
Name: SUNANDAN RAY
Title: CEO

Acknowledged and Agreed:

HOLDER:

____
ROBERT C. SHAVER

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date set forth above.

COMPANY:

UNIQUE LOGISTICS HOLDINGS, INC.

By: ______________________________
Name:
Title:

Acknowledged and Agreed:

HOLDER:

____
ROBERT C. SHAVER

EXHIBIT B

Operating Agreement

[*Attached*]

BARCELONA DUE DILIGENCE
A-3 UNIQUE ATL

EXECUTION VERSION

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC

A GEORGIA LIMITED LIABILITY COMPANY

July 11, 2018

TABLE OF CONTENTS

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(continued)

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Any securities created by this Amended and Restated Operating Agreement, if any, have not been registered under the Georgia Uniform Securities Act of 2008, as amended, in reliance upon the exemptions from registration set forth in such Act, or under any other applicable state securities acts, in reliance upon the exemption(s) from registration available under said applicable act(s). In addition, any securities created by this Amended and Restated Operating Agreement, if any, have not been registered with the United States Securities and Exchange Commission in reliance upon an exemption or exemptions from such registration set forth in the Securities Act of 1933 provided by Section 4(a)(2) thereof (and regulations promulgated thereunder) nor have they been registered with the Securities Commission of any states in reliance upon certain exemptions from registration. The interests created hereby have been acquired for investment purposes only and may not be offered for sale, pledged, hypothecated, sold or transferred except in compliance with the terms and conditions of this Amended and Restated Operating Agreement and in a transaction which is either exempt from registration under such Acts and other applicable state securities acts or pursuant to an effective registration statement under such Acts and other applicable state securities acts.

UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC

AMENDED AND RESTATED OPERATING AGREEMENT

THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "**Agreement**"), is made and entered into as of the 11th day of July, 2018, by and between **ROBERT C. SHAVER**, a Georgia resident (hereinafter sometimes individually referred to as "**Shaver**"), and **UNIQUE LOGISTICS HOLDINGS LIMITED**, a Hong Kong corporation (hereinafter sometimes individually referred to as "**UL/HK**") (said parties are sometimes hereinafter individually referred to as a "**Member**" and sometimes collectively referred to as the "**Members**").

WITNESSETH:

WHEREAS, immediately prior to the date hereof, Unique Logistics International (ATL) LLC, a Georgia limited liability company (the "**Company**"), was governed by that certain Operating Agreement, dated October 1, 2008 (the "**Original Operating Agreement**");

WHEREAS, the Members desire to restate fully their understandings and agreements concerning the Company by amending and restating the Original Operating Agreement; and

WHEREAS, this Agreement supersedes and replaces in its entirety the Original Operating Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt, adequacy and sufficiency of which the parties conclusively acknowledge, the parties do hereby agree as follows:

ARTICLE I

FORMATION

1.1 Formation

. The Company has been formed and exists for the limited purposes and scope set forth hereinafter. This Agreement shall be construed in accordance with and governed by the laws of Georgia, and particularly by

the Georgia Limited Liability Company Act, set forth in Chapter 11, Title 14, of the Official Code of Georgia Annotated §14-11-100 et. seq., and as it may be amended from time to time (the "**Act**"). The Members hereby adopt, ratify and approve the Articles (as herein defined).

1.2 Name

. The name of the Company is and shall be **UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC**. The business of the Company may be conducted under other names chosen by the Managers.

1.3 Principal Place of Business

. The principal place of business of the Company is and shall be at 2727 Paces Ferry Road SE, Building 1, Suite 100, Atlanta, Georgia 30339, or at such other place as the Managers may hereafter determine. The Managers may establish additional places of business of the Company when and where required or made desirable by the Company's business, written notice of which shall be given to the Members as soon as practicable after establishing the same.

1.4 Registered Office and Registered Agent

. On the date hereof, the Company's registered office is 2727 Paces Ferry Road SE, Building 1, Suite 100, Atlanta, Georgia 30339, and its registered agent at such address is Shaver. The registered office and registered agent may be changed from time to time by filing the address of the new registered, office and/or the name of the new registered agent with the Georgia Secretary of State pursuant to the Act.

1.5 Business of Company

. The Company shall engage in the business of freight forwarding and logistics management and in such other activities related to or incidental to the foregoing as may be necessary, advisable, or convenient to the promotion or conduct of the business of the Company; including without limitation, to transact customs business as a broker, and to engage in any other lawful business or activity approved in writing by the Board of Managers, or, where required under the terms of this Agreement, by the Members, and to engage in such other activities related or incidental to the foregoing as may be reasonable, necessary, advisable, or convenient to the promotion or conduct of the business of the Company.

1.6 Duration of the Company

. The Company shall exist until dissolved and liquidated in accordance with Article IX of this Agreement or the Act.

1.7 Title to Property

. All property owned by the Company shall be owned by the Company as an entity and no Interest Holder shall have any ownership interest in such property in his or its individual name or right, and each Interest Holder's Interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of any Interest Holder.

ARTICLE II

DEFINITIONS

2.1 Definitions

. In addition to the terms defined above in the recitals, for the purposes hereof, certain terms are defined in the Appendix to this Agreement, which is hereby incorporated by this reference. All other capitalized words and phrases in this Agreement shall have the following meanings:

(a) "Affiliate" means, with respect to any Person, any Person that controls, is controlled by, or is under common control of, such Person

. For purposes hereof, "control" shall mean the right to direct the actions of a Person, whether through the ownership of equity interests or through representation on the governing body of such Person.

(b) "Agreement" means this Amended and Restated Operating Agreement, as it may be amended from time to time.

(c) "Articles" shall mean the Articles of Organization of the Company, as filed with the Secretary of State of the State of Georgia on September 30, 2008, as the same may be amended from time to time.

(d) "BBA Partnership Audit Rules" mean Sections 6221 through 6241 of the Code, as amended by the Bipartisan Budget Act of 2015, including any other Code provisions with respect to the same subject matter as Sections 6221 through 6241 of the Code, and any regulations promulgated or proposed under any such Sections and any administrative guidance with respect thereto.

(e) "Board of Managers" or "Board" shall mean, collectively, the Managers appointed pursuant to Section 3.2 below.

(f) "Change of Control" means, with respect to a Person, the occurrence of any of the following: (i) the sale of all or substantially all of the assets of such Person to an unaffiliated third party; (ii) a sale resulting in more than 50% of the aggregate outstanding voting power of the capital stock (or equity interests) of such Person being held by an unaffiliated third party; (iii) a merger, consolidation, recapitalization or reorganization of such Person with or into an unaffiliated third party, if and only if such event listed in clause (iii) above results in the inability of the members, partners or shareholders prior to such event to designate or elect a majority of the managers (or the board of directors (or its equivalent)) of the resulting entity or its parent company; or (iv) any other transaction that constitutes a "change of control" under U.S. securities laws or the Code.

(g) "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

(h) "Consumer Price Index" means the "United States City Average All Items for All Urban Consumers (CPI-U, 1982-84=100)" published by the Bureau of Labor Statistics of the U.S. Department of Labor.

(i) "Distributable Cash" means, with respect to any Fiscal Year, all cash receipts of the Company during such period (including proceeds of sales, financings, re-financings and other events of a capital nature) plus any cash that becomes available from reserves, less (i) operating expenses or other expenditures made during such period, (ii) professional fees and expenses incurred by the Company in connection with the conduct of its business, (iii) interest and principal paid on any indebtedness, and (iv) any amount that the Managers may reasonably determine to be necessary or advisable to reserve for the conduct of the business of the Company, including without limitation amounts required

for payment of expenses and obligations (including obligations to Members) that have accrued or shall accrue in the reasonable future, capital expenses required or projected to be required in the reasonable future, and a reasonable reserve for contingencies.

(j) "Effective Date" means July 11, 2018.

(k) "General Interest Rate" means a rate per annum equal to the lesser of (i) the per annum rate equal to the "Prime Rate" as reported in the "Money Rates" Section of The Wall Street Journal (provided, that if such Prime Rate is there reported as a range of rates, for purposes of the indebtedness the Prime Rate shall be the highest of such range of rates; the initial interest rate shall be based on the Prime Rate in effect on the date of creation of the obligation to which such rate applies; thereafter, the interest rate of the indebtedness shall be adjusted at the beginning of each calendar quarter until such debt obligation is paid in full), and (ii) the maximum rate permitted by applicable law.

(l) "Good Reason" means the occurrence of any of the following: (i) a reduction in Shaver's base salary, bonus opportunity or guaranteed payments; (ii) a relocation of the Company's principal office by more than 15 miles, which is not proposed nor agreed by Shaver; (iii) any breach by the Company of any provision of this Agreement or any provision of any other agreement between Shaver and the Company; (iv) an adverse change or reduction, as applicable, in Shaver's title, authority, duties, or responsibilities; (v) an adverse change in the reporting structure applicable to Shaver; or (vi) the Company or UL/HK executes an agreement relating to, or consummates, a Change of Control.

(m) "Interest" means a Person's share of the Profits and Losses of the Company, and the right to receive distributions from the Company in accordance with the terms of this Agreement.

(n) "Interest Holder" means any entity or individual owning an Interest, regardless of whether such individual or entity has been admitted into the Company as a Member.

(o) "Liquidating Managers" means the Managers at such time as the Company is liquidating, or, if there are no Managers at such time, the Members, acting by Majority Vote.

(p) "Liquidation" means for the purpose hereof, as to the liquidation of the Company and of an Interest Holder's Interest in the Company, the same as the meanings for such terms that they have for purposes of the Regulations; "termination" of the Company shall be synonymous with its liquidation; and whenever any contribution or distribution hereunder is to be made on, at, or in connection with any such liquidation or termination, the same shall be required by the end of the taxable year of the Company during which such liquidation or termination occurs or, if later, the ninetieth (90th) day following such liquidation.

(q) "Major Decision" means any of the matters listed in Section 3.5 which shall require the approval of Members who own at least seventy-five percent (75%) of the Membership Interests then issued and outstanding.

(r) "Manager(s)" means such one or more persons appointed by the Members to manage the business and affairs of the Company in accordance with the provisions of this Agreement, and any persons that may be appointed by the Members to succeed duly-appointed Manager(s) in that capacity

. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

(s) "Majority Vote" means a vote or written consent by Persons who hold then issued and outstanding Membership Interests that exceed seventy-five percent (75%) of all the then issued and outstanding Membership Interests in the Company.

(t) "Member(s)" means each party who executes a counterpart of this Agreement as a Member and each of the parties who may hereafter become Members

. If a person is a Member immediately prior to the purchase or other acquisition by such person of a Member's Interest, such person shall have all the rights as a Member with respect to such purchased or otherwise acquired Interest.

(u) "Membership Interest" means all the rights of a Member in the Company, including (i) a Member's Interest; (ii) right to inspect the Company's books and records, and (iii) the right to participate in the management of the Company and to vote on matters coming before the Company.

(v) "Partnership Representative" has the meaning set forth in Section 10.4(b) of this Agreement.

(w) "Permitted Transferee" means: (i) with respect to a Member other than an individual, any Affiliate of such Member; and (ii) with respect to a Member who is an individual: (A) any lineal descendant of such Member; (B) any organization exempt from federal income tax pursuant to Section 501(c)(3) of the Code; (C) any inter-vivos trust for the exclusive benefit of one or more of the Member, his spouse, and/or one or more individuals or organizations described in clauses (A) and (B) hereof; and (D) any corporation, partnership, limited liability company, foreign or domestic, or other entity that is, and only for so long as it remains, wholly owned by one or more of the Member, his spouse, and/or one or more individuals, organizations, or trusts described in clauses (A) through (C), inclusive, hereof.

(x) "Person" means an individual or a corporation, a limited liability company, partnership, trust, estate, unincorporated organization, association, or other entity.

(y) "Tax Matters Member" means the Member appointed as the "tax matters partner" for purposes of the Code pursuant to Section 10.4(a) of this Agreement.

(z) "Transfer" means, as a verb, to sell, assign, give, exchange, lease, encumber, pledge, hypothecate, mortgage, or otherwise grant any interest in property to another Person, including without limitation by operation of law, and as a noun means the granting of any interest in property through any of the aforementioned methods.

ARTICLE III

MANAGEMENT OF THE COMPANY

3.1 Management

. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of applicable law, the business and affairs of the Company shall be managed exclusively under the direction and control of the Board of Managers, which shall have full and complete

power and authority to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Subject to the terms, conditions and limitations set forth in this Agreement, including, without limitation, Section 3.5, the Board of Managers shall act by the affirmative vote of a majority of the Managers.

Subject to the terms, conditions and limitations set forth in this Agreement, including, without limitation, Section 3.5 and Section 3.35, the Board of Managers hereby delegates the day-to-day operations of the Company's business to the officers of the Company. For the avoidance of doubt, no individual Manager, in his capacity as a Manager, shall have the power or authority to act on behalf of the Company or the Board of Managers unless so authorized and empowered by the entire Board of Managers pursuant to the terms and subject to the conditions in this Agreement.

3.2 Number of Managers, Tenure and Rights to Nominate

. The Company shall initially have up to five (5) Managers. The Members hereby appoint Shaver, **[Shaver Appointee]**, Richard Lee Chi Tak, Thomas Wong Ho, and Patrick Lee Man Bun as the Managers of the Company. Each of the Members agrees to vote its or his Membership Interest to elect and re-elect Shaver, **[Shaver Appointee]**, Richard Lee Chi Tak, Thomas Wong Ho, and Patrick Lee Man Bun as the Managers at each annual meeting of the Members as long as each is able and willing to serve, subject to Paragraphs 3.2(a), (b) and (c) below.

(a) Nominees of UL/HK

. So long as UL/HK or its successors own at least sixty percent (60%) of the Membership Interest in the Company, UL/HK or its successor shall be entitled to designate three (3) Managers.

(b) Nominees of Shaver

. So long as Shaver or his successors own at least forty percent (40%) of the Membership Interest in the Company, Shaver or his successors shall be entitled to designate two (2) Managers, one of which may be Shaver himself.

(c) Elections of Managers; Qualifications; Voting

. Each of the Members agrees to vote its or his Membership Interest to elect and re-elect Shaver, **[Shaver Appointee]**, Richard Lee Chi Tak, Thomas Wong Ho, and Patrick Lee Man Bun as the Managers at each annual meeting of the Members, or such substitute nominees of the respective Members in accordance with Paragraphs (a), (b) and (c) of this Section 3.2 as long as such individual is able and willing to serve and so designated by the Members of the Company. At all such times that Managers shall be chosen for the Company, including, without limitation, filling vacancies resulting from the removal or resignation of Managers, each of the Members shall vote for the election of Managers, and take such other actions at all times, as may be necessary in order to satisfy and effectuate the provisions and requirements of this Article and of this Agreement generally. As soon as this Agreement has been fully executed by the initial parties hereto, a Members' meeting shall be held, if necessary, to conform the Board of Managers to the requirements of this Section 3.2. Thereafter, the nomination and election of Managers shall take place at the annual meeting of Members of the Company, or at any special meeting properly called for such purpose. Subject to the terms of this Section 3.2, Managers shall be elected by the Majority Vote of the Members. Subject to all of the foregoing, each Manager shall hold office until the next annual meeting of Members or until his successor shall have been elected and qualified. Managers need not be residents of the State of Georgia or Members of the Company.

(d) Board of Managers

. The Board of Managers of the Company shall consist of the Managers of the Company so elected.

(e) Meetings of the Board of Managers

. The entire Board of Managers of the Company shall meet at least quarterly. Unless otherwise unanimously agreed by the Managers, all meetings of the Board of Managers shall be at the Company's principal office, or by telephone in accordance with the Act. If a meeting is required at the Company's office, then the Company shall pay reasonable travel costs for any Manager traveling from outside of the State of Georgia. Any two (2) Managers or holders of at least fifteen percent (15%) of the issued and outstanding Membership Interests may call a meeting of the Board of Managers.

3.3 Intentionally Omitted.

3.4 Intentionally Omitted.

3.4

3.5 Major Decisions

. The Company shall not be bound by any Major Decision, and the Company and its Managers and officers shall not approve or take any step to accomplish any matter constituting a Major Decision, except pursuant to and after the approval of such Major Decision by the affirmative vote of Members who own at least seventy-five percent (75%) of the then issued and outstanding Membership Interests in the Company. The "Major Decisions" are the following actions:

(a) Real Estate

. Buying, selling or encumbering any land, building, or other real estate owned by the Company.

(b) Other Assets

. Selling, encumbering, or pledging all or part of the assets of the Company other than in the ordinary course of business; provided, that in no event may the Company incur secured indebtedness without the approval thereof by the entire Board of Managers.

(c) Equity Transactions

. Buying or selling of shares or other ownership interests in other companies or businesses, including, without limitation, establishing any subsidiary of the Company.

(d) Capital Changes

. Increasing or decreasing of authorized or issued capital, including, without limitation, issuing new Membership Interest or any other equity interests in the Company.

(e) Premises

. Establishing, closing or discontinuing any branch offices or business premises, including, without limitation, leasing any such premises.

(f) Officers

. Appointing officers, except to the extent expressly provided elsewhere in this Agreement.

(g) Capital Expenditures

. Making capital expenditures in excess of those (in the aggregate or by line item) contained in the Company's Approved Budget, subject to Section 3.35.

(h) Agreements

. Entering into, terminating or amending oral or written agreements which are material in amount or duration or which involve an element of personal confidence, including, but not limited to, any oral or written employment agreement.

(i) Mergers and Other Transactions

. Merging or consolidating or entering into an exchange with any Person, or acquiring all or any substantial portion of the assets of, or equity in, any Person, or liquidating or dissolving the Company.

(j) Distribution Income Policy

. Distributing Distributable Cash to the Members, except for distributions declared in accordance with the Company's current distribution policy as set forth in Section 7.3 below. The Company shall make distributions pursuant to such policy until and unless such policy is changed by vote or agreement by Members who own at least seventy-five (75%) of the then issued and outstanding Membership Interests in the Company.

(k) Interest Repurchases. Redeeming, retiring, purchasing or otherwise acquiring, directly or indirectly, any Membership Interest or other Interest in the Company, except as expressly required or approved elsewhere herein.

(l) Loans and Travel Expenses

. Making any loans or other advances of money (other than compensation, travel advances and other similar advances in the ordinary course of business) to officers, Managers or Members of the Company.

(m) Compensation and Expenses

. Paying "guaranteed payments," bonuses, or other compensation to any person who is a Manager or Member of the Company, except that (i) Shaver shall initially receive as fixed base annual compensation the sum of Two Hundred Seventy-Five Thousand Dollars ($275,000.00) and (ii) the Board of Managers shall declare an annual bonus to Shaver in his capacity as an officer who is actively engaged in management.

(i) Specifically, Shaver shall receive, as a bonus which shall be classified as "guaranteed payments", with respect to each Fiscal Year, the total amount of fifteen percent (15%) of the Company's Profits during the preceding Fiscal Year, provided that, solely for the purposes of this Paragraph 3.5(m), the determination of the "Profits" of the Company shall be

determined without reduction for any amounts paid to Shaver as a bonus pursuant to this Paragraph 3.5(m) with respect to that Fiscal Year or any prior Fiscal Years.

(ii) The Company shall pay on behalf of, or reimburse Shaver for, all expenses, costs, fees and insurance premiums incurred in connection with the ownership and use of a motor vehicle by Shaver, as long as Shaver is an officer of the Company.

(iii) Any other increase in base annual compensation to Shaver shall require the approval of the Board of Managers. Any change in such bonus policy for Shaver must be approved by the vote or agreement of the Members who own at least seventy-five (75%) of the then issued and outstanding Membership Interests in the Company.

(iv) The remaining Profits of the Company shall be distributed to the Members in proportion to the amounts of their respective Interests that they each own in the Company, subject to the directions and limitations set forth in Section 7.3 below.

(n) Employee Bonuses

. The Company shall pay with respect to each Fiscal Year a bonus of eight percent (8%) of the Company's Profits to the employees of the Company other than Shaver, provided that, for the purposes of this Paragraph 3.5(n), the determination of the "Profits" of the Company shall be determined without reduction for any amounts paid to Shaver as a bonus pursuant to Paragraph 3.5(m) above with respect to that Fiscal Year or any prior Fiscal Years, and without reduction for any amounts paid as bonuses to the employees of the Company pursuant to this Paragraph 3.5(n) with respect to that Fiscal Year or any prior Fiscal Year. Shaver, so long as he is still employed by the Company, shall determine the allocation of the bonus pool among the employees of the Company. Any change in such bonus policy for the employees of the Company must be approved by the vote or agreement of the Members who own at least seventy-five (75%) of the then issued and outstanding Membership Interests in the Company.

(o) Subsidiary Corporations

. Voting in a Members' or Managers' meeting of any subsidiary corporation or any other corporation as to any of the issues set forth in this Section 3.5.

(p) Auditors

. Appointing new auditors for the Company.

(q) Lending; Banks

. Changing the Company's banking relationships, or borrowing money for the Company from banks or other lending institutions.

(r) Principal Office

. Changing the principal office of the Company from that where it is presently located.

(s) Exercise of Option

. Exercising any option to purchase, or accepting any offer to sell, any Interest pursuant to any provision of Article VIII below.

(t) Determination of Disability

. Determining a Member to be a disabled Member for the purposes of Section 8.4 below.

(u) Expansion of Business

. Any expansion of the business of the Company, including through the acquisition of the other operating entities or their assets, or through the provision of any additional services, to any area of activity not reasonably related to the business purpose of the Company stated in Section 1.5 above.

(v) Entertainment Expenses

. Any increase or reduction of the agreed annual budget amount for entertainment and business development expenses from two-tenths of one percent (0.2%) of the immediately preceding Fiscal Year's total gross revenue.

(w) Affiliate Transactions. To approve any compensation agreement or arrangement, contractual agreement, or services agreement or arrangements on behalf of the Company, whether written or oral, with (i) UL/HK, (ii) any Affiliate of UL/HK, or (iii) any employee or individual affiliated with UL/HK.

(x) Bankruptcy. Any commencement of any suit, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, the appointment of a receiver or trustee, or any other relief of debtor proceeding.

(y) Fringe Benefits. The adoption or termination of any fringe benefit program or plan for the employees of the Company.

3.6 Liability for Certain Acts

. Each Manager shall act in a manner he believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager is not liable to the Company, its Members, or other Managers for any action taken in managing the business or affairs of the Company if he performs the duty of his office in compliance with the standard contained in this Section 3.6. No Manager has guaranteed or shall have any obligation with respect to the return of a Member's Capital Contributions or Profits from the operation of the Company. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such Manager received a personal benefit in violation or breach of the provisions of this Agreement. Each Manager shall be entitled to rely on information, opinions, reports or statements, or other financial data prepared or presented in accordance with the provisions of the Act or other applicable law.

3.7 Managers Have No Exclusive Duty to Company

. Subject to the obligations of Shaver as an officer of the Company, and the terms and provisions of any employment agreement between the Company and any of its Managers, no Manager shall be required to manage the Company as his sole and exclusive function or to devote any minimum number of hours to the affairs of the Company and each Manager may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any

Manager or to the income or proceeds derived therefrom. The Managers shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

3.8 Bank Accounts

. All funds of the Company shall be deposited in such bank account or accounts as shall be determined by the Members under Section 3.5 above. All withdrawals shall be made upon checks signed by, or by electronic fund transfers authorized by, such persons as the Managers may designate from time to time.

3.9 Indemnity of the Managers, Officers, Employees and Other Agents.

(a) Managers

. The Company shall indemnify and save harmless the Managers and, if applicable, the Liquidating Managers from any claims, demands, loss or damage, costs and expenses, including without limitation, reasonable attorneys' fees arising or incurred by them by reason of any failure to act or act performed by them for and on behalf of the Company and in furtherance of its interest, provided such acts or failures to act were done in good faith and on behalf of the Company and were not grossly negligent, did not constitute willful misconduct, were not in knowing violation of law or the terms of this Agreement, or a transaction in which said Manager received a personal benefit in violation of the terms of this Agreement. Such indemnification shall be made from assets of the Company. The Company may make advances for expenses.

(b) Non-Managers

. The Company shall indemnify its officers, employees and other agents who are not Managers to the fullest extent permitted by law, provided such acts or failures act to were done in good faith and on behalf of the Company and were not grossly negligent, did not constitute willful misconduct, were not in knowing violation of law or the terms of this Agreement, or a transaction in which said Person received a personal benefit in violation of the terms of this Agreement. Such indemnification shall be made from assets of the Company. The Company may make advances for expenses.

3.10 Resignation

. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

3.11 Removal

. Subject to the provisions of Section 3.2 above, at a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by Majority Vote of Members. No Manager who has been nominated by a Member under Section 3.2 above where such Member desires such Manager to continue in office as a Manager shall be removed under this Section 3.11. The removal of a Manager who is also a Member shall not affect the Managers' rights as a Member and shall not constitute a withdrawal of a Member.

3.12 Vacancies

. Subject to the provisions of Section 3.2 above, any vacancy occurring for any reason in the number of Managers of the Company may be filled by Majority Vote of Members. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by Majority Vote of Members an annual meeting or at a special meeting of Members called for that purpose or by the Members' unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

3.13 Approval or Ratification of Acts or Contracts by Members

. The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by Majority Vote of the Members shall be valid and binding upon the Company, unless such action is a "Major Decision" to be decided under Section 3.5 above. Failure of the Managers for any reason (or for no reason) to submit any act or contract to the Members for approval or ratification shall not in any way act to, or be deemed to, make such act or contract void or voidable.

3.14 Annual Meeting

. A meeting of the Managers shall be held immediately following the annual meeting of Members for the transaction of such business as may properly come before the meeting.

3.15 Special Meetings

. Special meetings of the Managers, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager.

3.16 Place of Meetings

. By the affirmative vote of the Managers, the Managers may designate any place, either within or outside the State of Georgia, as the place of meeting for any meeting of the Managers. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Georgia. Pursuant to Section 3.21, Managers may attend and participate in any meeting of the Managers by a conference telephone or similar communications equipment in compliance with the requirements of Section 3.21.

3.17 Notice of Meetings

. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three (3) days before the date of the meeting, either personally or by mail, or by private carrier, by or at the direction of the Manager or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) calendar days after being deposited in the United States mail, addressed to the Manager at his address.

3.18 Meeting of the Managers

. If the Managers shall meet at any time and place, either within or outside of the State of Georgia, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

3.19 Quorum

. A majority of the Managers shall constitute a quorum at any meeting of the Managers.

3.20 Manner of Acting

. Each Manager shall have one (1) vote. If a quorum is present, the affirmative vote of a majority of the Managers shall be the act of the Managers, unless the vote of a greater number or proportion is otherwise required by the Act or by this Agreement, including without limitation under Section 3.5 above.

3.21 Action by Written Consent or Telephone Conference

. Any action permitted or required by the Act, the Articles or this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Georgia, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the Articles or this Agreement for notice of meetings, unless otherwise restricted by the Articles, Managers or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.22 Intentionally Omitted

3.23 Conflicts of Interest

. The Company may transact business with any Manager, Member, or Affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties and the Member, officer or Manager(s) who proposes any such transaction fully discloses to the Board of Managers the nature of any relationship with any such related party and the terms of the transaction.

3.24 Salaries; Reimbursements

. Subject to Paragraph 3.5(m) of this Agreement, the compensation of the Managers shall be fixed from time to time by Majority Vote of the Members, and no Manager shall be prevented from receiving such compensation by reason of the fact that he is also a Member of the Company. The Managers shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder.

3.25 Chairman of the Board of Managers

. The Chairman of the Board of Managers, if any, shall preside, when present, at all meetings of the Members and all meetings of the Managers.

3.26 Officers.

(a) Appointment

. The Board of Managers may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Georgia, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under Georgia law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of or limitation on authority and duties made to such officer by the Managers, subject to the provisions of this Agreement. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers and shall be reasonable with respect to the services rendered.

(b) Resignation

. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

3.27 Chief Executive Officer

. The Chief Executive Officer shall be the chief executive officer and chief operating officer of the Company and, subject to the provisions of this Agreement, shall have general supervision of the affairs of the Company and shall have general and active control of all its business. He shall preside, in the absence of the Chairman of the Managers, if any, at all meetings of Members and at all meetings of the Managers. He shall see that all orders and resolutions of the Managers and the Members are carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name of the Company and affix the Company seal thereto; to sign Membership Interest certificates; to cause the employment or appointment of such employees and agents of the Company as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of this Agreement; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in this Agreement.

3.28 President

. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Managers or the Chief Executive Officer may from time to time prescribe.

3.29 Executive Vice President

. In the absence of the Chief Executive Officer and the President or in the event of their inability or refusal to act, the Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Managers, the Chief Executive Officer or the President may from time to time prescribe. The Vice President in charge of finance, if any, shall also perform the duties and assume the responsibilities described in Section 3.32 for the Treasurer, and shall report directly to the Chief Executive Officer of the Company.

3.30 Secretary

. The Secretary shall attend and record minutes of the proceedings of all meetings of the Managers and any committees thereof and all meetings of the Members. He shall file the records of such meetings in one or more books to be kept by him for that purpose. Unless the Company has appointed a transfer agent or other agent to keep such a record, the Secretary shall also keep at the Company's registered office or principal place of business a record of the original issuance of Membership Interests issued by the Company and a record of each transfer of those Interests that have been presented to the Company for registration of transfer. Such records shall contain the names and addresses of all past and current Members of the Company and the Membership Interests held by each of them. He shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or the Chief Executive Officer, under whose supervision he shall be. He shall have custody of the company seal of the Company and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Managers may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable. He shall have authority to sign certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

3.31 Assistant Secretaries

. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Managers, the Chief Executive Officer or the Secretary may from time to time prescribe.

3.32 Treasurer

. The Treasurer, if any (or the Vice President in charge of finance, if one be elected), shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers or the Chief

Executive Officer. He shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Managers, at its regular meetings, or when the Managers so require, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Managers, he shall give the Company a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Managers for the faithful performance of the duties of his office and for the restoration of the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company, with the Company to reimburse the Treasurer for the cost thereof. The Treasurer shall be under the supervision of the Vice President in charge of finance, if any, and he shall perform such other duties as may be prescribed by the Managers, the Chief Executive Officer or any such Vice President in charge of finance.

3.33 Reimbursement; Compensation

. The officers of the Company shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder and shall receive such compensation, if any, for their services as is described in Paragraph 3.5(m) above, or as may be designated from time to time by the Board of Managers in accordance with the terms of this Agreement.

3.34 Appointment of Officers.

(a) Officers

. The officers of the Company shall be chosen by its Board of Managers in accordance with this Agreement; provided that, so long as each individual named below, respectively, is a Manager of the Company, the Board of Managers shall elect him to the office indicated below:

Individual	Office
Richard Lee Chi Tak	Chairman of the Board
Shaver	President and CEO
Shaver	Secretary
Shaver	Treasurer

(b) Removal of Officer for Cause

. Any officer can be removed for cause, provided, that in order to remove an individual from an office that he is named to hold pursuant to Paragraph 3.34(a), above, at least four (4) Managers must vote for removal in a special meeting of the Board of Managers properly called for that purpose. For the purposes of this Agreement, "cause" shall mean the following:

(i) Any material breach of the terms or conditions of this Agreement after written notice of the breach given by the Company to the officer and an appropriate opportunity given to the officer to cure the breach;

(ii) Dishonesty or fraud with respect to the business or properties of the Company;

(iii) Repeated failure to abide by reasonable rules or regulations governing the transaction of the business of the Company as the Company may from time to time

adopt or approve after written notice of the failure given by the Company to the officer and an appropriate opportunity given to the officer to cure the failure;

(iv) Willful or persistent inattention to duties and/or acts amounting to gross negligence or willful misconduct after written notice of the inattention given by the Company to the officer and an appropriate opportunity given to the officer to cure the inattention;

(v) Misappropriation of funds, assets, or corporate opportunities for personal gain;

(vi) Intentional wrongful disclosure of trade secrets, proprietary information, or confidential information of, or relating to, the Company;

(vii) The final, non-appealable conviction of the officer of fraud, or of any felony;

(viii) The repeated failure to follow reasonable and material written instructions or directions of the Company after written notice of the failure given by the Company to the officer and an appropriate opportunity given to the officer to cure the failure; or

(ix) Absence from work for a consecutive period of ten (10) working days, based on a five day work week, during any fiscal year (excluding absences due to disability, holidays, vacation days, approved sick leave, or personal leave days).

3.35 Annual Budget. At least forty-five (45) days prior to the commencement of each fiscal year of the Company (beginning in calendar year 2018), or at such other time(s) as agreed to by the Board of Managers, the Chief Executive Officer shall cause to be prepared and shall submit to the Board of Managers a proposed operating budget and capital expenditure budget for the Company for such fiscal year and a business plan for such fiscal year. The Chief Executive Officer shall revise the proposed budgets in form and substance reasonably satisfactory to the Board of Managers. Each budget and business plan approved by the Board of Managers pursuant to this Section 3.35 is referred to herein as an "Approved Budget". The Chief Executive Officer shall have the power and authority to make the expenditures and incur the obligations provided for in and otherwise implement an Approved Budget, without the need for such implementation, expenditures or obligations to be further approved by any Manager. Until final approval of a budget and business plan by the Board of Managers, the Chief Executive Officer shall have the authority and power to operate the Company on the basis of the previous fiscal year's Approved Budget, together with an increase in such Approved Budget equal to (x) the actual increase in expenses associated with real estate taxes and assessments, insurance premiums, utilities, rent and other non-discretionary expenses and (y) with respect to any discretionary expenses (other than Shaver's salary), the greater of (i) the increase in the Consumer Price Index since the end of the prior fiscal year and (ii) an aggregate amount equal to three percent (3%) of the discretionary expenses in such Approved Budget.

ARTICLE IV

RIGHTS OF MEMBERS; MEETINGS OF MEMBERS

4.1 Authority; Limitations on Liability

(a) Except as otherwise set forth in this Agreement, no Member, in his or its

capacity as a Member, shall have any power or authority to bind the Company unless the Member has been authorized by all the Managers to act as an agent of the Company in accordance with this Agreement.

(b) Each Member's liability shall be limited as set forth in this Agreement, the Articles, the Act and other applicable law.

4.2 No Liability for Company Obligations

. No Member will have any personal liability for any debts or losses of the Company, except as provided by law.

4.3 Annual Meeting

. A meeting of Members shall be held annually for the election of Managers and for the transaction of such other business as may properly come before the meeting. The meeting shall be held at such time and place on such date as the Members shall determine from time to time and as shall be specified in the notice of this meeting.

4.4 Special Meetings

. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by a Member or Members holding at least fifteen percent (15%) of the Membership Interests.

4.5 Place of Meetings

. By Majority Vote, the Members may designate any place, either within or outside the State of Georgia, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Georgia. Pursuant to Section 4.15, Members may attend and participate in any meeting of the Members by a conference telephone or similar communications equipment in compliance with the requirements of Section 4.15.

4.6 Notice of Meetings

. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) nor more than fifty (50) days before the date of the meeting, either personally or by mail, or by private carrier, by or at the direction of the Managers or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

4.7 Meeting of all Members

. If all of the Members shall meet at any time and place, either within or outside of the State of Georgia, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

4.8 Record Date

. For the purpose of determining Members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 4.8, such determination shall apply to any adjournment thereof.

4.9 Quorum

. Members holding at least seventy-five percent (75%) of all Membership Interests represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting a majority of Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Membership Interests whose absence would cause less than a quorum to be present.

4.10 Manner of Acting

. If a quorum is present, the Majority Vote of Members shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, the Articles, or this Agreement.

4.11 Voting List

. The Managers shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Membership Interests held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original ownership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section 4.11 shall not affect the validity of any action taken at the meeting.

4.12 Proxies

. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 4.12. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents

thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Membership Interests that are the subject of such proxy are to be voted with respect to such issue. Membership Interests that are the subject of such proxy are to be voted with respect to such issue.

4.13 Action by Members Without a Meeting

. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the necessary Members entitled to vote and required to approve such action and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 4.13 shall be effective when the Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

4.14 Conduct of Meetings

. All meetings of the Members shall be presided over by the Chairman of the Board of Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

4.15 Action by Telephone Conference

. Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.16 Waiver of Notice

. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

4.17 Voting of Membership Interest

. The Members agree that at all times they will vote their Membership Interest in the Company in good faith and fair dealing in a manner consistent with the Company's best interests and in a manner consistent with this Agreement and will not, without the unanimous agreement of all Members, vote their Membership Interest or enter into consensual action with respect to their Membership Interest in a manner which would be inconsistent with or amendatory to this Agreement.

4.18 Covenants of Member Employees

. Each Member who also serves as a regular paid employee of the Company and the within-named Shaver regardless of whether or not he is a regular paid employee of the Company, so long as he is a Manager or an officer of the Company (a "**Member Employee**") acknowledges and agrees that the Company's ability in the ordinary course of business to develop and retain trade secrets, customer lists, proprietary techniques, information regarding customer needs, rates and other confidential information relating to the Company's

business is of the utmost importance to the Company's success, and further acknowledges that he will develop and learn such information in the course of his employment or position with the Company, and that such information would be useful in competing unfairly with the Company. Accordingly, each such Member Employee covenants and agrees with the Company as follows:

(a) Confidential Information

. The Member Employee will protect all Company Confidential Information (as defined below) at all times, both during and after his or her employment and holding of the position of Manager and/or officer, and will not disclose to any person, or entity, or otherwise use, except in connection with the Member Employee's duties performed for the Company, any Company Confidential Information. "**Company Confidential Information**" means all technical, business and other information of the Company, whether or not in writing, which derives value, economic or otherwise, from not being generally known to the public or to other persons or entities who can obtain value from its disclosure or use, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists or information concerning actual or potential customers or suppliers, information regarding business plans and operations, methods and plans of operation, marketing strategies, sales and distribution plans or strategies, cost information, pricing strategies, rates, and acquisition and investment plans. Company Confidential Information includes information disclosed or owned by third parties (including information of any Affiliate of the Company) that is treated by the Company as confidential or is subject to an obligation of the Company to treat such information as confidential, whether such obligation is contractual or arises by operation of law.

(b) Post-Termination Covenants

. Each Member Employee shall not, except on behalf of the Company or an Affiliate of the Company, at any time during the period commencing on the date of this Agreement and continuing for a period of twelve (12) months after the termination of such Member Employee as an employee (including acting as a Manager or officer):

(i) provide the Member Employee's services as an executive or manager to any person or entity providing freight forwarding or logistics in competition with the Company or with any of the companies which at the time of termination were constituents of the network known as the "ULI Group" within the states of Georgia, South Carolina, North Carolina, Virginia, Tennessee and Alabama; or

(ii) solicit, induce, or assist in the solicitation of, any person or entity employed or engaged by the Company in any capacity (including without limitation as an employee at will or independent contractor), to terminate such employment or other engagement; or

(iii) disparage the Company or any of its Managers, officers, employees, or agents.

ARTICLE V

CERTAIN STATUTORY MATTERS

5.1 Conflicting Interest Transactions

. The provisions of O.C.G.A. § 14-11-307 shall not apply to the Company, and any issues with respect to conflicting interest transactions shall be subject to the terms of this Agreement.

5.2 Matters Requiring a Vote of Members or Managers

. The provisions of O.C.G.A. § 14-11-308 shall not apply to the Company.

5.3 Actions Without a Meeting; Meetings

. The provisions of O.C.G.A., § 14-11-310, § 14-11-311, and § 14-11-312 shall not apply to the Company; provided, the provisions of O.C.G.A. § 14-11-309 shall apply and permit actions without a meeting as set forth therein and in this Agreement.

5.4 Events of Disassociation

. O.C.G.A. § 14-11-601.1(b) (4), (5) and (6) shall not apply to any Member or the Company.

5.5 Events Causing Dissolution

5.6 . The events set forth in O.C.G.A

. § 14-11-602(b)(4) shall not cause a dissolution of the Company.

ARTICLE VI

CAPITAL CONTRIBUTIONS

6.1 Original Contributions

. Each Member has contributed to the Company certain property and acquired its Membership Interest as set forth on Schedule "A" attached, labeled "Interest Holders' Membership Interests." No Member shall have the right, obligation or be permitted to make any Capital Contribution to the Company without the prior unanimous written consent of the Members.

6.2 Application of Proceeds

. The Managers are authorized to apply the capital of the Company for such purposes and with such priorities in connection with the business of the Company as they in their sole discretion shall determine.

6.3 Withdrawal and Reduction of Capital

. No Interest Holder shall have the right to withdraw or reduce such Interest Holder's original investment except as may result by virtue of distributions as expressly provided herein. Furthermore, no Interest Holder shall have the right to demand property other than cash in return for such Interest Holder's original investment. Neither the Company nor any Interest Holder shall have any right to require the liquidation of any Interest Holder's Interest in the Company except in connection with liquidation of the Company or as expressly provided in this Agreement. In the event of any liquidation of an Interest Holder's Interest in the Company, such Interest Holder shall be entitled, in connection therewith, to a distribution of cash equal to the positive balance, if any, of such Interest Holder's Capital Account (unless this Agreement expressly provides for the distribution of some other amount to the Interest Holder).

6.4 Loans and Advances by Interest Holders

. No Interest Holder shall have the right, obligation or be permitted to lend and advance to the Company any amounts as a loan except with the prior unanimous written consent of the Members. Any loan to the

Company from an Interest Holder shall be evidenced by a promissory note in a form reasonably acceptable to counsel to the Company. If an Interest Holder makes a loan to the Company pursuant to this Section 6.4, the amount of the loan shall not entitle the lending Interest Holder to any increase in his or its share of distributions of the Company with respect to such Interest Holder's Interest or entitle him or it to any greater proportion of the Profits or Losses of the Company with respect to such Interest Holder's Interest. The amount of the loan shall be deemed a debt from the Company to the lending Interest Holder and shall bear interest from the date of the loan at the General Interest Rate as of the date of the loan plus one-half of one percent (0.5%). No Interest Holder shall have any greater liability for repayment of such loan than would be obtained with respect to repayment of any loan to the Company negotiated at arm's length with a third-party lender which is not an Interest Holder.

6.5 List of Interest Holders

. Upon written request of any Interest Holder, the Managers shall provide a list showing the names, addresses and Interest of all Interest Holders.

ARTICLE VII

MEMBERSHIP PERCENTAGES; ACCOUNTING ALLOCATIONS; DISTRIBUTIONS OF AVAILABLE CASH

7.1 Membership Percentages

. The original Membership Interests of the Members are as set forth on the attached Schedule "A" labeled "Interest Holders' Membership Interests."

7.2 Allocations of Accounting Items.

(a) A Capital Account shall be separately maintained for each Interest Holder in accordance with the terms of the Capital Account definition set forth in the Appendix hereto.

(b) After giving effect to the special allocations set forth in Paragraphs III(A) and III(B) of the **Appendix**, Profits for any Fiscal Year shall be allocated to the Interest Holders in proportion to their respective Interests.

(c) After giving effect to the special allocations set forth in Paragraphs III(A) and III(B) of the Appendix, Losses for any Fiscal Year shall be allocated as set forth in Subparagraph 7.2(c)(i) below, subject to the limitation in Subparagraph 7.2(c)(ii) below:

(i) To the Interest Holders in proportion to their respective Interests.

(ii) The Losses allocated pursuant to Subparagraph 7.2(c)(i) shall not exceed the maximum amount of Losses that can be so allocated without causing any Interest Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Interest Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Subparagraph 7.2(c)(i) hereof, the limitation set forth in this Subparagraph 7.2(c)(ii) shall be applied on an Interest Holder by Member Interest Holder basis so as to allocate the maximum permissible Losses to each Interest Holder under Section 1.704-1(b)(2)(ii)g. of the Regulations. All Losses in excess of the limitations set forth in this Subparagraph 7.2(c)(ii) shall be allocated to the Interest Holders, in proportion to their respective Interests.

(d) All items of Profit, Loss, income, gain, loss, deduction, and credit allocable to any Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Regulations thereunder.

7.3 Distributions

(a) The Company shall distribute an amount equal to seventy-five percent (75%) of the Profits of the Company with respect to each Fiscal Year as follows:

(i) Fifty percent (50%) of the Profits within three (3) weeks of the delivery of the Company's compiled financial statements of that Fiscal Year's accounting; and

(ii) Twenty-five percent (25%) of the Profits on or before the 31st day of December of the immediately succeeding Fiscal Year.

Unless otherwise agreed, the remaining twenty-five percent (25%) of the Profits from any Fiscal Year that are not distributed to the Interest Holders shall be retained by the Company as a reserve or otherwise applied as determined by the Managers or Members in accordance with this Agreement.

(b) All distributions under this Section 7.3 shall be made to all Interest Holders of the Company in proportion to the Interests of the Interest Holders

. As provided in Section 3.5 above, from time to time, the Managers may make additional distributions to the Interest Holders of Distributable Cash as directed by the Members. For purposes of this Section 7.3, a distribution shall be treated as made with respect to a particular Fiscal Year of the Company (i) if made during the particular Fiscal Year and not designated by the Company as made with respect to another Fiscal Year, or (2) if specifically designated by the Company as made with respect to that particular Fiscal Year.

(c) Any amounts paid pursuant to Sections 3.9, 3.24 or 3.33 of this Agreement shall not be deemed to be distributions for purposes of this Agreement.

(d) Notwithstanding any other provision of this Section 7.3 to the contrary, each Interest Holder hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company with respect to the Interest Holder as a result of the Interest Holder's participation in the Company; if and to the extent that the Company shall be required to withhold or pay any such taxes, such Interest Holder shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution to the extent that the Interest Holder (or any successor to such Interest Holder's Interest) is then entitled to receive a distribution

. To the extent that the aggregate amount of such payments to an Interest Holder for any period exceeds the distributions to which such Interest Holder is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Interest Holder. Such loan shall bear interest (which interest shall be treated as an item of income to the Company) at the General Interest Rate until discharged by such Interest Holder by repayment, which may be made by the Company out of distributions to which such

Interest Holder would otherwise be subsequently entitled. Any withholdings authorized by this Paragraph 7.3(d) shall be made at the maximum applicable statutory rate under the applicable tax law unless the Company shall have received an opinion of counsel or other evidence satisfactory to the Managers to the effect that a lower rate is applicable, or that no withholding is applicable.

(e) For purposes of this Agreement, a liquidation of an Interest Holder's Interest means the termination of all the Interest Holder's Interest other than in connection with the dissolution, winding up, and termination of the Company

. Where an Interest Holder's Interest is to be liquidated by a series of distributions, the Interest shall not be considered as liquidated until the final distribution has been made. If an Interest Holder's Interest is to be liquidated, liquidating distributions shall be made in accordance with the positive Capital Account balance of that Interest Holder (as determined after taking into account all Capital Account adjustments with respect to that Interest Holder's Interest for the taxable year during which the liquidation occurs, as determined in accordance with Code Section 706. A distribution in liquidation of an Interest Holder's Interest shall be made by the end of the taxable year in which such liquidation occurs, or, if later, within ninety (90) days after the Interest Holder's Interest is liquidated.

(f) Subject to applicable law and to the extent of available Distributable Cash, the Company shall distribute to each Member during each fiscal year, an aggregate amount which is no less than the product obtained by multiplying (a) the highest effective combined federal and the applicable state income tax rate imposed on the ordinary income of individuals, and (b) the Company's estimated taxable income for federal income tax purposes for such fiscal year allocable to such Member. Distributions pursuant to this Section 7.3(f) shall be made on a quarterly basis during each fiscal year. Distributions pursuant to Sections 7.3(a) and 7.3(b) hereof, and any amounts which the Company withholds pursuant to Section 7.3(d) hereof, shall be applied against and reduce the amount to be distributed pursuant to this Section 7.3(f). Distributions pursuant to this Section 7.3(f) shall be deemed to be draws against distributions to which such Member would otherwise be entitled under Sections 7.3(a) and 7.3(b) of this Agreement. In no event shall any Member be required to make any Capital Contribution to permit the Company to distribute any amount pursuant to this Section 7.3(f).

ARTICLE VIII

TRANSFERS OF INTERESTS; CESSATION OF OWNERSHIP; ADMISSION OF ADDITIONAL MEMBERS

8.1 Restrictions on the Transfer of an Interest.

(a) Except as specifically provided in this Section 8.1 and in Sections 8.2, 8.3, 8.4 and 8.5 below, no Interest Holder may effect a Transfer of all or any portion of an Interest without the consent of all of the Managers

. Any attempted Transfer by a Person of any Interest or any other interest or right in or in respect of the Company other than in accordance with this Section 8.1 shall be, and is hereby declared, null and void ab initio.

(i) Notwithstanding Section 8.1(a) above, each of the Interest Holders shall have the right, during his lifetime or its legal existence, to Transfer, without further approval of the Managers, all or any portion of his or its Interest, for value or otherwise, to a Permitted Transferee. Unless the Permitted Transferee is admitted as a Member of the Company in accordance with this Section 8.1, any Interest transferred to the Permitted Transferee shall be

strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interest. Furthermore, any such Permitted Transferee not admitted as a Member shall be considered an Interest Holder with respect to the transferred Interest, but neither the Permitted Transferee nor the transferor shall, with respect to the transferred Interest, be entitled to vote on any matters coming before the Members, participate in the management of the Company or act as an agent of the Company.

(b) Subject to the provisions of Paragraphs 8.1(c), (d), and (e), a Person to whom any Membership Interest is transferred has the right to be admitted to the Company as a Member only if (i) the Member making such transfer grants the transferee the right to be so admitted, and (ii) such transfer is consented to in accordance with Paragraph 8.1(a).

(c) The Company may not recognize for any purpose any purported Transfer of all or part of the Interest unless and until the other applicable provisions of this Section 8.1 have been satisfied and the Managers have received, on behalf of the Company, a document (i) executed by both the Interest Holder effecting the Transfer (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, his representative) and the Person to whom or which the Interests or part thereof is Transferred, (ii) including the notice address of any Person to be admitted to the Company as a Member and his agreement to be bound by this Agreement in respect of the Interest or part thereof being obtained, (iii) setting forth the amount of Interest after the Transfer of the Interest Holder effecting the Transfer and the Person to whom or which the Interest or part thereof are Transferred (which together must total the amount of Interest of the Interest Holder effecting the Transfer before the Transfer), and (iv) containing a representation and warranty that the Transfer was made in accordance with all applicable laws and regulations (including federal and state securities laws)

. Each Transfer and, if applicable, admission complying with the provisions of this Paragraph 8.1(c) shall be effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Transfer and the other requirements of this Section 8.1 have been met.

(d) For the right of an Interest Holder to Transfer his Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Interest or part thereof subject to the Transfer or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Transfer or admission is exempt from registration under those laws; and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Transfer or admission, when added to the total of all other sales, assignments, or other Transfers within the preceding twelve (12) months, would not result in the Company's being considered to have terminated within the meaning of Code Section 708

. The Managers, however, may at their discretion waive the requirements of this Paragraph 8.1(d).

(e) The Interest Holder effecting a Transfer and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Transfer or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in this Paragraph 8.1(e)) on or before the tenth (10th) day after the receipt by that Person of the Company's invoice for the amount due

. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the General Interest Rate.

8.2 Rights of First and Second Refusal

(a) Co-Sale Right.

(i) Notice From Selling Interest Holder. If any Interest Holder wishes to Transfer for consideration all (but not less than all) of his Interest in the Company to a third party (i.e., a person or entity that is not a party to this Agreement), that Interest Holder (the "**Selling Interest Holder**") shall first, give notice in writing to each other Interest Holder of record (the "**Non-Selling Interest Holders**") that the Selling Interest Holder wishes to Transfer all of his Interest to the purchaser(s) specified in such notice, for the price specified in such notice payable in cash. The Selling Interest Holder shall include with such notice a copy of a written, binding commitment of the specified purchaser(s) to purchase the Interests owned by the Non-Selling Interest Holders for the same price. The Selling Interest Holder shall have no responsibility or liability for default by such purchaser(s) under such commitment, but shall not be permitted to close his or its own sale with such purchaser(s) unless such commitment is honored.

(ii) Co-Sale Notices From Non-Selling Interest Holders. If notice is given by a Selling Interest Holder pursuant to Paragraph 8.2(a)(i) above, the Non-Selling Interest Holders shall have the optional right, acting jointly and unanimously, to give a Co-Sale Notice to the Selling Interest Holder, notifying the Selling Interest Holder that such Non-Selling Interest Holders require that all (but not less than all) of their Interest in the Company be sold to the purchaser(s) specified in the notice from the Selling Interest Holder for the same price specified in the notice payable in cash at closing. A Co-Sale Notice shall be given, if at all, within thirty (30) days after the date on which notice of a proposed Transfer was given by the Selling Interest Holder to the Non-Selling Interest Holders. If a Co-Sale Notice is given, the Interest in the Company owned by the Non-Selling Interest Holders shall be sold and purchased in accordance with this Section 8.2. The Selling Interest Holder may not sell his or its Interest unless the purchaser(s) also purchases the Interests of the Non-Selling-Interest Holders pursuant to their Co-Sale Notice.

(iii) Closing With Third Party. If any Non-Selling Interest Holder(s) give a Co-Sale Notice, a closing shall occur with such Non-Selling Interest Holder(s) on the date of, and at the same time as, the closing of the sale by the Selling Interest Holder to the third party. The exact date, time and place of the closing shall be reasonably determined by the Selling Interest Holder, upon reasonable notice to the Non-Selling Interest Holders and to the Company. Such date shall not be later than ninety (90) days from the date of the last Co-Sale Notice by a Non-Selling Interest Holder. The purchase price for the Interest(s) shall be as specified in the notice from the Selling Interest Holder.

(iv) No Co-Sale Notice. If the Non-Selling Interest Holders do not give a Co-Sale Notice, the sale will not proceed pursuant to this Paragraph 8.2(a), and the Selling Interest Holder may not sell his or its Interest except pursuant to Paragraph 8.2(b) below.

(b) Buy-Sell Provisions

. This Paragraph 8.2(b) shall apply to all voluntary Transfers proposed by any Interest Holder and not subject to the provisions of Paragraph 8.2(a), above, i.e., where an Interest Holder attempted a Transfer of all of his Interest under Paragraph 8.2(a), above, but did not receive a Co-Sale Notice from the Non-Selling Interest Holders. In any such case, before the proposing Interest Holder may make any such voluntary Transfer, he or it shall give the Company and the other Interest Holders written notice that he or it proposes

to make such Transfer. Such notice shall recite that it constitutes an offer to sell such Interest, pursuant to the requirements of this Paragraph 8.2(b). Such notice shall specify the nature of the proposed transaction, the parties thereto, the arrangements for closing, and, if the proposed transfer is a sale, the purchase price.

(i) If UL/HK is the proposing Interest Holder, the notice shall offer all such Interest to Shaver. Such offer shall allow Shaver twenty (20) days from the receipt of such offer to accept all (but not part) of the Interest offered to him, by so notifying UL/HK, the other Interest Holders, if any, and the Company in writing of their acceptance.

(ii) If Shaver is the proposing Interest Holder, the notice shall offer all such Interest to UL/HK, which shall have twenty (20) days from the receipt of such offer to accept all (but not part) of the Interest offered to it by notifying Shaver and the Company in writing.

(iii) With respect to any Interest not already covered by acceptances under this Paragraph, the proposing Interest Holder shall repeat such offer to the Company, which shall have the right (but not the obligation) for a period of twenty (20) days from the date of receipt by it of such notice to accept all (but not part) of the Interest offered to it by notifying the proposing Interest Holder and all other Interest Holders in writing.

(c) Closing Terms

. The parties to an accepted offer shall be bound to close in accordance therewith. If the proposed voluntary transaction results from a third party offer, the closing under an accepted offer shall be at the same purchase price and on the same terms and conditions as the proposed offer, except that the purchaser under the accepted offer shall have at least thirty (30) days from the acceptance of the offer to close, or, if more than one sale will close, then thirty (30) days from the acceptance of the last offer. In the event that the purchase price is not determined by a third party offer (e.g., the Interests are proposed for transfer by gift), the purchase price shall be equal to the Profits of the Company for its Fiscal Year which ends immediately prior to simultaneously with the transaction computed in accordance with Generally Accepted Accounting Principles ("**GAAP**"), multiplied by the percentage of the Seller's Interest in the Company being transferred. If the purchase price so determined of the Selling Interest Holder's Interest is zero or a negative amount, then the purchase price shall be One Hundred Dollars ($100.00). The place for closing under an accepted offer shall be the principal office of the Company (or such other place as the parties may agree), and the date and time thereof shall be reasonably set by the proposing Interest Holder, upon reasonable advance notice to the purchaser(s).

(d) Conditions to Sale and Purchase - Consummating Initially Proposed Transaction

. With respect to the Selling Interest Holder's Interest offered but not accepted pursuant to this Article, the Selling Interest Holder may close the proposed voluntary transaction, but (i) only in accordance with the terms and conditions disclosed to the Company and the other Interest Holders, (ii) only if the proposed transferee, upon transfer, becomes a party to this Agreement and (iii) only within the thirty (30) day period next succeeding the expiration of the last of the periods within which an offer could be accepted by the Company or any of its Interest Holders under Paragraph 8.2(c) above. Any such sale or purchase of any Interest under this Agreement shall comply with Paragraphs 8.1(d) and (e) above. Any Interest sold to the Company or any Interest Holder pursuant to this Agreement shall be sold and transferred free and clear of any liens, claims, and encumbrances whatsoever.

(e) No Transfer

. If the Transfer of Interest by the Selling Interest Holder to the proposed purchaser named in the Selling Interest Holder's notice is not made within thirty (30) days after the date the Selling Interest Holder became free to transfer the Interest to the proposed purchaser, the right to Transfer the Interest in accordance with the Selling Interest Holder's notice shall expire. In such event this Agreement, including, without limitation, this Section 8.2, shall remain in full force and effect as to the offered Interest so that, in order for the Selling Interest Holder to make a Transfer of the offered Interest, such Transfer must once again adhere to the procedure set forth in Paragraphs 8.2(a) and (b) above.

8.3 Purchase Rights and Obligations upon Death of Shaver.

(a) General Obligation of UL/HK

. Upon the death of Shaver, the Company shall redeem all of Shaver's Interest, and Shaver's executor, administrator, or other legal representative, shall sell and convey such Interest to the Company under the terms and conditions set forth below.

(b) Purchase Price

. The purchase price of the Interest of Shaver shall be equal to (i) the Fair Market Value as of the date of Shaver's death, multiplied by (ii) Shaver's ownership percentage of the outstanding Interests of the Company (for the avoidance of doubt, such percentage as of the date hereof would be forty percent (40%)).

(c) Method of Payment

. The purchase price of the Membership Interest of Shaver shall be paid by the Company as follows: (i) 66.67% of the purchase price shall be paid in cash or by wire transfer of immediately available funds on the closing date of the sale and purchase of Shaver's Interest and (ii) 33.33% of the purchase price shall be paid pursuant to a secured promissory note (the "**Deceased Note**") that will be executed and delivered by the Company at the closing. Such Deceased Note shall have the following provisions:

(i) The Deceased Note shall bear interest at the rate of five percent (5%) per annum.

(ii) The entire principal balance and accrued interest under the Deceased Note shall be due and payable on the first (1st) anniversary of the closing date of the sale and purchase of Shaver's Interest.

(iii) The Company shall have the privilege and right to prepay the Deceased Note at any time without penalty.

(iv) In the event that the Company fails to make any payment when due, and should such default continue for ten (10) days following receipt by the Company of notice of such default from the holder of the Deceased Note, the entire unpaid principal balance of the Note together with all unpaid and accrued interest shall, at the option of the holder of the Deceased Note, immediately become due and payable. In addition, the Deceased Note shall automatically become immediately due and payable in the event any one or more of the following occur: (i) the Company or UL/HK experiences a Change of Control ; (ii) the Company or UL/HK ceases to conduct business; (iii) the liquidation or dissolution or merger or consolidation of the Company or UL/HK; (iv) the Company or UL/HK files for, or has filed against it, any petition in bankruptcy or any proceeding under any law relating to the relief of debtors, or the appointment of a receiver of

its property, which petition is not dismissed within forty-five (45) days; (v) the Company or UL/HK makes any assignment for the benefit of its creditors; or (vi) UL/HK ceases to own a Membership Interest in the Company which (A) constitutes a majority of the issued and outstanding Interests in the Company and (B) possesses at least a majority of voting power of all of the then issued and outstanding Membership Interests in the Company. In the event that the Deceased Note is collected by or through an attorney at law, then the holder of the Deceased Note shall be entitled to collect the amount of reasonable attorneys' fees and expenses actually incurred in the collection of the amounts owed, not to exceed fifteen percent (15%) of the principal and interest due.

(v) The Company's obligations under the Deceased Note shall be secured by a pledge of Shaver's Interest that is being purchased by the Company, which pledge will be evidenced by a pledge agreement in form and substance reasonably acceptable to Shaver's executor, administrator or other legal representative (the "**Deceased Pledge Agreement**")..

(vi) UL/HK shall guarantee in full all of the Company's obligations under the Deceased Note pursuant to a guaranty that will be executed by UL/HK in favor of Shaver's estate, in form and substance reasonably acceptable to Shaver's executor, administrator or other legal representative.

(d) Funding of Company Purchase

. To fund the purchase of Shaver's Interest, the Company may (but is not required to) purchase life insurance (in its name) insuring the life of Shaver in such sums as would be sufficient to pay the purchase price for the Interest.

(e) Closing

. The closing shall occur within the latter of (x) sixty (60) days after the death of Shaver and (y) fifteen (15) days after the appointment of a personal representative of Shaver's estate; provided, however, the closing shall not occur prior to the determination of the Fair Market Value of Shaver's Interest. The place for closing thereunder shall be the principal office of the Company (or such other place as the parties may agree), and the date and time thereof shall be reasonably determined by the Company upon reasonable advance notice to the seller. The Company shall execute and deliver its Deceased Note and the Deceased Pledge Agreement to the personal representative of Shaver at closing. Shaver's representative shall transfer title to the Interest subject to Section 8.3(c)(i), otherwise free and clear of all claims, liens, encumbrances, and options and shall execute and deliver to the Company such documents as reasonably required by the Company to effect the transaction and perfect title to such Interest. The payments to be made to Shaver's representative pursuant to this Section 8.3 are in complete liquidation and satisfaction of all the rights and interest of Shaver and his representative (and of all Persons claiming by, through, or under Shaver and his representative) in and in respect of the Company, including, without limitation, any Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Interest Holders, and constitutes a compromise to which all Interest Holders have agreed.

(f) Repayment from Distributions. No amendments to this Agreement shall be made prior to the payment in full of the entire principal balance and accrued interest under the Deceased Note.

8.4 Purchase Rights and Obligations upon Resignation for Good Reason or Long-Term Disability of Shaver.

(a) General Obligation of the Company

. Upon the termination of Shaver's employment as a result of (x) his resignation for Good Reason or (y) his long term or permanent disability, the Company shall redeem Shaver's Interest in the Company and Shaver (through, if necessary, his guardian, conservator, or other legal representative, as applicable) shall sell and convey such Interest to the Company, under the terms and conditions set forth below.

(b) Purchase Price

. The purchase price of the Interest of Shaver shall be equal to (i) the Fair Market Value as of the effective date of Shaver's resignation for Good Reason or the date that Shaver suffers a "long term or permanent disability," multiplied by (ii) Shaver's ownership percentage of the outstanding Interests of the Company (for the avoidance of doubt, such percentage as of the date hereof would be forty percent (40%)).

(c) Method of Payment

. The purchase price of the Membership Interest of Shaver shall be paid by the Company as follows: (i) 50% of the purchase price shall be paid in cash or by wire transfer of immediately available funds on the closing date of the sale and purchase of Shaver's Interest and (ii) 50% of the purchase price shall be paid pursuant to a secured promissory note (the "**Subject Note**") that will be executed and delivered by the Company. The Subject Note shall have the same terms and conditions as set forth in Paragraph 8.3(c) above (including, for the avoidance of doubt, Paragraph 8.3(c)(v) and Paragraph 8.3(c)(vi)), provided that the principal balance (and accrued interest thereon) under the Subject Note shall be payable in two equal annual installments, with the first installment being due and payable on the first (1st) anniversary of the closing and the second installment being due and payable on the second (2nd) anniversary of the closing.

(d) Transfer of Membership Interest

. Shaver's Interest shall be promptly transferred and conveyed to the Company at the time of delivery of the Company's Subject Note to Shaver or his guardian, conservator, or other legal representative, as applicable.

(e) Definitions

(i) Shaver shall be deemed to have suffered a "long term or permanent disability" (x) if he is eligible to receive, or does collect, disability insurance payments under the long-term disability policy that is provided by the Company (the "**LTD Policy**"), or (y) if no LTD Policy exists, (A) he becomes and continues to be incapacitated due to illness, injury or mental condition preventing or rendering him substantially incapable of performing his duties as an employee, officer, and/or director of the Company for a period of over one hundred eighty (180) days, and if (B) as of the end of such 180-day period, his recovery and restoration to health or mental competency reasonably appear to the Company to be unlikely within the next one hundred eighty (180) days.

(ii) The term "long term or permanent disability" shall not include: (a) Shaver's retirement; or (b) Shaver's incapacitation as the result of any intentional and voluntary act. In addition, if Shaver resigns as (or for any other reason is no longer) an employee, officer, or director, then the subsequent disability of Shaver shall not require the purchase of his Membership Interest under this Article.

(f) Continuation of Life Insurance, Where Applicable

. If the Company has elected to purchase insurance on the life of Shaver pursuant to the Company's responsibilities under Paragraph 8.3(d) above, and such insurance is in effect at the time Shaver suffers a long term or permanent disability, and such insurance remains available at substantially similar rates or rates which the Company deems to be reasonable, the Company shall continue to pay for such life insurance until such time as either one of the following events occurred:

(i) Payment in full to Shaver of all of the installments under the Subject Note representing the purchase price due and owing pursuant to the provisions of Paragraph 8.4(c) above; or

(ii) The death of Shaver.

(g) Distribution of Life Insurance Proceeds, Where Applicable

. If Shaver dies before UL/HK has made full payment of the purchase price for his Interest, then the proceeds from any applicable life insurance policy shall be paid as follows:

(i) The Company shall first pay to itself an amount equal to the total of the insurance premiums paid by the Company on Shaver's life; and,

(ii) The balance of the proceeds from the life insurance policy, if any, shall be paid to the estate of Shaver, to the extent of the amount owed under the Company's Subject Note.

(h) Closing

. The closing shall occur within the ninety (90) days after Shaver (i) suffers a long term or permanent disability pursuant to Subparagraph 8.4(e)(i) above or (ii) resigns from his employment for Good Reason, as applicable; provided, however, the closing shall not occur prior to the determination of the Fair Market Value of Shaver's Interest. The place for closing thereunder shall be the principal office of the Company (or such other place as the parties may agree), and the date and time thereof shall be reasonably determined by the Company upon reasonable advance notice to the seller. Shaver or his representative shall transfer title to the Interest free and clear of all claims, liens, encumbrances, and options and shall execute and deliver to the Company such documents as reasonably required by the Company to effect the transaction and perfect title to such Interest. The Company shall execute and deliver its Subject Note to Shaver or his representative at closing. The payments to be made to Shaver pursuant to this Section 8.4 are in complete liquidation and satisfaction of all the rights and interest of Shaver (and of all Persons claiming by, through, or under Shaver) in and in respect of the Company, including, without limitation, any Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Interest Holders, and constitutes a compromise to which all Interest Holders have agreed.

(i) Repayment from Distributions. No amendments to this Agreement shall be made prior to the payment in full of the entire principal balance and accrued interest under the Subject Note.

8.5 Company Repurchase Pursuant to Attempted Transfer, Involuntary Buy-Out or Repurchase Event.

(a) Repurchase Event

. Upon the occurrence of any "**Repurchase Event**" (as defined below), the Company (or other Interest Holders) may purchase and the Interest Holder subject to any such event (the "**Selling Interest Holder**") shall sell all of the Selling Interest Holder's Interest in the Company, for the purchase price and under the terms set forth herein. As used herein, a "**Repurchase Event**" means any of the following:

(i) The attempted Transfer of any Interest by an Interest Holder in violation of the terms of this Agreement or absent the requisite consent of the Members; or

(ii) If any Interest Holder (A) makes a general assignment for the benefit of creditors; (B) is declared insolvent in any state insolvency proceeding; (C) becomes the subject of an order for relief under Chapter 7 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq., or successor statute (the "Bankruptcy Code"); (D) becomes a voluntary debtor in a case under Chapter 11 of the Bankruptcy Code and fails to achieve confirmation of a plan of reorganization within one hundred eighty (180) days; (E) becomes an involuntary debtor in a case under either Chapter 7 or 11 of the Bankruptcy Code and fails to achieve a dismissal of the case within ninety (90) days, or, with respect to a Chapter 11 case in which an order for relief is entered prior to the expiration of ninety (90) days, fails to achieve confirmation of a plan of reorganization within one hundred eighty (180) days of the commencement of the involuntary case; or (F) consents to or is subjected to the appointment of a trustee, receiver or liquidator with respect to all or substantially all of its properties, and, where such appointment was contested, there has been a failure to vacate such appointment within ninety (90) days of appointment.

(b) Required Offers

. In the event of any Repurchase Event, the following provisions shall apply:

(i) If the Repurchase Event involves the Interests held by UL/HK, the Interests shall be offered in whole (but not part) to Shaver. Such offer shall allow Shaver twenty (20) days from the receipt of such offer to accept the Membership Interests offered to him, by so notifying UL/HK, the other Members, if any, and the Company in writing of his acceptance. If Shaver does not accept the offer for all of the Interests, the remaining Interests shall be offered to the Company which shall have fifteen (15) days to accept said offer. In no event shall UL/HK be obligated to sell Interests pursuant to this Paragraph 8.5(b)(i) unless all of its Interests are purchased.

(ii) If the Repurchase Event involves the Interests held by Shaver, the Interests shall be offered in whole (but not part), to UL/HK, which shall have twenty (20) days from the receipt of such offer to accept it by notifying the proposing Member and the Company in writing.

(iii) With respect to any Interests not covered by the acceptances stated in the immediately preceding subparagraphs (i) and (ii), the offer shall be repeated to the Company, which shall then have the right (but not the obligation) for a period of twenty (20) days from the date of receipt by it of such notice to accept such offer and purchase all (but not part) of the Interests on the terms and conditions provided herein. Within such twenty (20) day period, the Company shall give written notice to all Members as to whether or not the Company accepts such offer.

(c) Purchase Price

. The purchase price of the Membership Interests subject to offers and acceptances under this Section 8.5 shall be equal to the Profits of the Company for its Fiscal Year which ends immediately prior or simultaneously with the Repurchase Event computed in accordance with GAAP, multiplied by the percentage of the Interest of the Company being sold. If the purchase price so determined of the Selling Interest Holder's Interest is zero or a negative amount, then the purchase price shall be One Hundred Dollars ($100.00).

(d) Closing

. The parties to an accepted offer shall be bound to close in accordance therewith; otherwise, there shall be no obligation on the part of the parties to this Agreement to purchase Membership considered offered pursuant to Paragraph 8.5(b). Closing shall occur within sixty (60) days of exercise of the acceptance of the offer, or, if more than one sale will close, then within sixty (60) days of acceptance of the last offer. The place for closing thereunder shall be the principal office of the Company (or such other place as the parties may agree), and the date and time thereof shall be reasonably determined by the Company (even if it is not the purchaser) upon reasonable advance notice to the seller and, if the purchaser is not the Company, to the purchaser. The purchase price for all sales of Interests pursuant to this Section 8.5 shall be paid by the same method of payment as in Paragraph 8.4(c) above, except that the first installment under the Note shall be due and payable thirty (30) days after the date of the Note. All closings resulting from a Repurchase Event shall take place simultaneously. The Selling Interest Holder shall transfer title to the Interest free and clear of all claims, liens, encumbrances, and options and shall execute and deliver to the Company or other purchaser such documents as reasonably required by such purchaser to effect the transaction and perfect title to such Interest. The Company and each purchasing Member shall execute and deliver its Note to the Selling Interest Holder at closing. The payments to be made pursuant to this Section 8.5 are in complete liquidation and satisfaction of all the rights and interest of the affected Interest Holder (and of all Persons claiming by, through, or under the Interest Holder) in and in respect of the Company, including, without limitation, any Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Interest Holders, and constitutes a compromise to which all Interest Holders have agreed.

8.6 Interests in an Interest Holder

. An Interest Holder that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Transferred of such that, after the Transfer, the Company would be considered to have terminated within the meaning of Code Section 708.

8.7 Withdrawal

. A Member does not have the right or power to withdraw from the Company as a Member except in connection with a Transfer of the entirety of such Interest Holder's Interests in accordance with this Agreement.

8.8 Disassociation

. Neither the death (nor, in the case of a corporation or other organization, the liquidation), insanity, retirement, resignation, nor expulsion of a Member, nor other event of dissociation or withdrawal as respects a Member (in any such case, a "**disqualification**") shall constitute a breach hereof. In the event of any such event, the Company shall not automatically dissolve and shall dissolve only upon the vote of Members who own at least seventy-five percent (75%) of the then issued and outstanding Membership Interests of the Members, and if so determined within ninety (90) days of such disqualification, the Company shall dissolve. If dissolved, the Company may be reconstituted upon such terms and conditions

as the Members interested in continuing may in good faith determine, and all Members (other than the Member subject to the disqualification) shall join in such reconstitution, except that no Member shall be required to become a Manager in the absence of such Member's consent.

8.9 Members

. Each Member (i) affirms that he or it has purchased and now holds his or its Interest in the Company for his or its own account, solely for investment and not with an intention of distributing, dividing, or reselling the same and holds the Membership Interests as set forth in Schedule "A" hereto, and (ii) acknowledges that his or its interest in the Company has not been registered under the federal or any state securities laws and therefore cannot be resold unless it is registered under the federal and all applicable state securities laws or exemptions from such registrations are available. The whole or any portion of the Membership Interest of a Member may be Transferred only consistent with such affirmation and acknowledgment, and provided, however:

(a) no such Transfer shall be made to any Person not lawfully empowered to own such interest, or to anyone who is incompetent or has not attained his majority;

(b) except as otherwise provided herein, no such Transfer shall be made but with the unanimous written consent of the Managers and all other Members, who shall under no circumstances be obliged to give such consent;

(c) such Member, and the person to whom such Transfer is made, shall execute, swear to, and deliver to the Managers such instruments in connection with the Transfer as are in form and content satisfactory to the Managers;

(d) no such Transfer shall be effective if it would result in (i) a termination of the Company for purposes of federal income taxation; or (ii) a violation of any federal or state securities laws, except that in case (i) such Transfer shall be effective if consented to by all of the Members other than any person interested in such Transfer; and

(e) any such Person to whom such Transfer is made (including any such person who purchases such interest in the Company upon foreclosure of a pledge or security interest) shall not become a substituted Member within the meaning of the Act with respect to such Member's interest except pursuant to the provisions of this Section 8.9.

An assignee who does not become a substituted Member is only entitled to receive that portion of the distribution of Distributable Cash to which his assignor would otherwise be entitled; all other rights incident to the interest so assigned shall be repurchased from the assignor and the assignor shall sell and convey such other rights to the Company for the sum of One Hundred Dollars ($100.00), at the request of the Company, except as otherwise provided in this Agreement.

8.10 Admission of Additional Members

. Upon the approval of Members pursuant to Section 3.5(d) above, the Company may admit additional persons as Members from time to time upon subscription by such prospective Member and acceptance in the sole discretion of the Managers. Any such prospective Member shall execute, swear to and deliver to the Company such instruments as are in form satisfactory to the Managers, and shall, upon execution thereof, contribute cash or other property or services to the Company in the amount set forth in such subscription. No new Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Company may, at the option of the Manager, close the books of

the Company (as though the Company's tax year had ended) or make pro-rata allocations of loss, income and expense deductions to a new Member for that portion of the tax year in which a new Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Regulations promulgated thereunder.

8.11 **Determination of Fair Market Value.**

(a) The "Fair Market Value" shall be determined as follows: the Company shall engage, as approved by the Board of Managers, a disinterested independent "qualified" appraiser (an "**Appraiser**") to determine the fair market value of the Company, taken as a whole, in accordance with the following provisions:

The term "**Fair Market Value**" shall mean the highest price for cash which the Company will bring in a competitive and open market under all conditions requisite to a fair sale with the buyer and seller each acting prudently and knowledgeably, and assuming such price is not affected by undue stimulus, and further assuming that: (i) buyer and seller are typically motivated; (ii) both parties are well-informed or well-advised and are each acting in what it considers its own best interest; (iii) a reasonable time is allowed for exposure on the open market; and (iv) payment is made in cash.

In calculating the "Fair Market Value," the Appraiser shall also take into account the retained earnings of the Company and such other factors as such Appraiser deems appropriate, including other financial information of the Company for such time period as such Appraiser deems is appropriate, the potential value of the Company, the prospects of the Company and the industries in which it competes.

For the avoidance of doubt, the purchase price for Shaver's Interest shall not take into account (i) the fact that such Interest represents a minority interest, (ii) any lack of marketability of such Interest, (iii) any restrictions on the transfer thereof, or (iv) any other discounts.

The Appraiser shall be instructed to furnish, within thirty (30) days after its selection, a written determination of the Fair Market Value as of the date of death of Shaver or the date that Shaver suffers a long term or permanent disability or the effective date of Shaver's resignation for Good Reason, as applicable (the "Appraisal").

(b) Second Appraiser. If Shaver or his legal representative does not agree with the Appraisal as determined by the Appraiser selected by the Company, then upon written notice from Shaver or his legal representative, such legal representative or Shaver shall, within ten (10) days after the date of such notice, select an Appraiser to determine the Fair Market Value within thirty (30) days after such Appraiser's selection.

If the higher of the two Appraisals does not exceed 110% of the lower Appraisal, then the Fair Market Value shall be the average of the two Appraisals.

If the higher of the two Appraisals is greater than 110% of the lower Appraisal, then the two Appraisers shall, within ten (10) days after the issuance of the second Appraisal, select a third Appraiser to determine the Fair Market Value.

The third Appraiser shall be instructed to issue a written Appraisal within thirty (30) days after its selection. The average of the two Appraisals, which have a Fair Market Value closest to each other, shall be the Fair Market Value.

(c) Cost of Appraisers. If one Appraiser is used, the Company shall pay the cost of such Appraiser. If two Appraisers are used, then the Company and Shaver or his legal representative

shall pay the cost of their respective Appraiser. If a third Appraiser is required, the Company and Shaver or his legal representative shall share the cost of the third Appraiser equally.

An Appraiser shall be "qualified" if he or she has no less than ten (10) years' experience in the appraisal of businesses comparable to the Company.

ARTICLE IX

DISSOLUTION AND WINDING-UP OF THE COMPANY

9.1 Dissolution

. The Company shall be dissolved (a) upon the vote of Members who own at least seventy-five percent (75%) of the then issued and outstanding Membership Interests of the Members that it would be in the best interest of the Company to dissolve, either pursuant to Section 8.8 or otherwise; (b) the occurrence of an event resulting in cessation of ownership of the last remaining Member, as defined in Section 14-11-601.1 of the Act; or (c) the entry of a decree of judicial dissolution or the execution of a certificate of dissolution by the Secretary of State pursuant to the Act. In the event the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, but such liquidation does not constitute or result in a dissolution of the Company, the assets of the Company need not actually be applied and distributed as herein provided, but instead the Company shall be deemed to have distributed its assets as herein provided, subject to appropriate shares of liabilities of the Company, and the Members shall be deemed immediately thereafter to have recontributed such assets to the Company, subject to such shares of liabilities, and the business and affairs of the Company shall be deemed valid and adopted ab initio by the Company.

9.2 Proceeds of Winding Up

. Upon the dissolution of the Company, in the absence of reconstitution, the Liquidating Managers shall first file a statutory statement of commencement of winding up and then take full account of the Company's assets and liabilities. The assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof and the proceeds therefrom, to the extent sufficient therefor, shall be applied first to all debts and obligations of the Company, including to Members, next to the establishment pending liquidation of a reasonable reserve for contingencies, and finally to distributions to the Members in the manner set forth in Section 7.3. The Liquidating Managers shall be authorized to sell any, all or substantially all of the assets of the Company for deferred payment obligations, and to hold, collect and otherwise administer any such obligations or any other deferred payment obligations held or acquired as assets of the Company, regardless of the terms of such obligations.

9.3 Liquidation

. A reasonable time, including without limitation any time required to collect deferred payment obligations, shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidating Managers to minimize the normal losses attendant upon the liquidation. Each of the Members shall be furnished with a statement prepared by the Company's accountants, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation. Upon the Liquidating Managers' compliance with the foregoing distribution plan, the Members shall execute, acknowledge, swear to and cause to be filed a certificate of termination of the Company. Neither the Liquidating Managers nor any Member shall be personally liable for the return of the original investment or contributions of the Members, or any portion thereof. Any such return shall be made solely from Company assets and in accordance with the express provisions hereof.

ARTICLE X

BOOKS OF ACCOUNT, ACCOUNTING, REPORTS, RETURNS FISCAL YEAR AND TAX ELECTIONS

10.1 Books of Account

. The Company's books and records shall be maintained at a place determined by the Managers. Subject to such reasonable procedural standards as may be established by the Members or Managers, from time to time, each Interest Holder shall, upon reasonable request, have access thereto, for any purpose reasonably related to the requesting Interest Holder's interest as an Interest Holder in the Company, at any time during ordinary business hours. The books and records shall be kept in accordance with the method of accounting, selected by the Managers, applied in a consistent manner, and shall reflect all Company transactions and be appropriate for the Company's business. The Interest Holders agree to maintain the confidential nature of the information contained in the books and records of the Company.

10.2 Reports and Accounts

. As soon as reasonably practicable after, and in all cases within three (3) months following the end of each fiscal year, each Interest Holder shall be furnished with a statement of profit or loss in respect of such year, prepared in accordance with Section 10.1 and, if so determined by the Majority Vote of the Members, audited by an independent certified public accountant selected by the Managers. Copies of all federal and state limited liability company income tax returns prepared by the Company shall be available to each Interest Holder, and copies of appropriate distributive share schedules thereto shall be furnished to each Interest Holder.

10.3 Tax Returns

. The Company will file all income tax and other returns which the Company may be required to file under the laws of the United States, any State or other political subdivision thereof, or any other jurisdiction, and will provide to each Interest Holder such information concerning the Company's assets, Profits or Losses which may be reasonably required to prepare any tax returns required of such Interest Holder by any such jurisdiction. In preparing such returns or providing such information, the Company will make such adjustments to its books and records or keep supplemental books and records which are reasonably required to comply with the statutes, regulations or other requirements of any jurisdiction and which are not consistent with the requirements of the Code or Regulations.

10.4 Tax Matters Partner

; Partnership Representative.

(a) For all purposes permitted or required by the Code, the Members constitute and appoint Shaver as tax matters member (defined as the "Tax Matters Partner" in Section 6231(a)(7) of the Code) for periods not governed by the BBA Partnership Audit Rules (the "**Tax Matters Member**"). The Tax Matters Member shall be entitled to reimbursement by the Company for all expenses reasonably incurred by it acting as the Tax Matters Member. The Tax Matters Member may resign at any

time by giving written notice to the Board of Managers. Upon the resignation of the Tax Matters Member, a new Tax Matters Member may be elected by the Board of Managers.

(b) The Members acknowledge that Subchapters C and D of Chapter 63 of the Code have been repealed, and that Chapter 63 of the Code has been amended, by Section 1101 of the Bipartisan Budget Act of 2015 to be effective with respect to taxable years beginning after December 31, 2017. Effective as of January 1, 2018, Shaver shall be designated the "partnership representative" as that term is used in Section 6223(a) of the Code as amended by the Bipartisan Budget Act of 2015 (the "**Partnership Representative**"). The Partnership Representative is authorized and required to represent the Company (at the Company's expense) in all disputes, controversies or proceedings with the Internal Revenue Service, and is authorized to make any available election with respect to the BBA Partnership Audit Rules and take any action it deems necessary or appropriate to comply with the requirements of the Code and to conduct the Company's affairs with respect to the BBA Partnership Audit Rules. Each Member and former Member shall cooperate fully with the Partnership Representative with respect to any such disputes, controversies or proceedings with the Internal Revenue Service, including providing the Partnership Representative with any information reasonably requested to comply with and make elections under the BBA Partnership Audit Rules.

10.5 Tax Elections

. The Managers shall have the discretion and authority to make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law; (a) to adjust the basis of Company property pursuant to Code Sections (754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Company and Company distributions in the manner provided in Regulations Section 1.754-1(b); (b) to extend the statute of limitations for assessment of tax deficiencies against the Interest Holders with respect to adjustments to the Company's federal, state, or local tax returns; and (c) to the extent provided in Code Sections 6221 through 6231, to represent the Company and the Interest Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members, in their capacities as Members, and to file any tax returns and to execute any agreements or other documents relating to or affecting such tax matters, including agreement or other documents that bind the Interest Holders with respect to such tax matters or otherwise affect the rights of the Company and Interest Holders.

ARTICLE XI

CERTIFICATES

11.1 Form of Certificates.

(a) The Company may deliver certificates representing the Interest to which all Interest Holders are entitled

. Certificates representing Interests of the Company shall be in such form as shall be approved and adopted by the Managers and shall be numbered consecutively and entered in the records of the Company as they are issued. Each certificate shall state on the face thereof that the Company is organized under the laws of the State of Georgia, the name of the Interest Holder and the percentage of Interest, Each certificate shall also set forth on the back thereof a full or summary statement of matters required by the Act, the Certificate or this Agreement to be described on certificates representing Interest, and shall contain a conspicuous statement on the face thereof referring to the matters set forth on the back thereof.

(b) Certificates shall be signed by one or more of the Managers, or the Chief Executive Officer or the President, and may be sealed with the seal of the Company

. Either the seal of the Company or the signatures of the Manager(s), or both, may be facsimiles. In case any Manager who has signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be a Manager of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be a Manager of the Company.

11.2 Lost Certificates

. The Company may direct that a new certificate be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Managers in their discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

11.3 Transfer of Certificates

. Certificates representing an Interest shall be transferable, subject to the provisions of Article VIII, only on the records of the Company by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Certificate or this Agreement or any agreement among Interest Holders to which this Company is a party or has notice, upon surrender to the Company of a certificate representing an Interest duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

11.4 Registered Interest Holders

. Except as otherwise provided in the Act or other Georgia law, the Company shall be entitled to regard the Interest Holder in whose name any certificates issued by the Company are registered in the records of the Company at any particular time as the owner of such Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE XII

APPLICABLE LAW; WAIVER OF RIGHT TO JURY TRIAL AND PROCEDURAL DEFENSES

12.1 Applicable Law; Waiver of Right to Jury Trial And Procedural Defenses

. The parties executing this Agreement acknowledge that the part of the negotiations and anticipated performance of this Agreement occurred or shall occur, and that this Agreement is executed, in the City of Atlanta, Fulton County, Georgia, and that, therefore, the parties irrevocably and unconditionally: (a) agree that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought only

in the courts of record of the State of Georgia in Fulton County or the District Court in the Northern District of Georgia in Atlanta, Georgia; (b) consent to the exclusive jurisdiction of said court in any such suit, action or proceeding; (c) waive any objection which any party may have to the venue of any such suit, action or proceeding in any of such courts under any statute or law of any jurisdiction; (d) waive any right to a jury trial; (e) waive any argument by either party based on an assertion that the opposing party lacks capacity to sue, including, without limitation, an argument based on a party's failure to register to do business in any jurisdiction; and (f) agree that Georgia law (without regard to any choice of law doctrines that might otherwise invoke the substantive or procedural law of any other jurisdiction) shall govern the interpretation of this Agreement and the rights and duties of the parties hereto. This provision is intended to focus the resolution of any dispute on the substance of such dispute without causing undue delay or expense from arguments concerning procedure. It is not intended to prevent a party from having sufficient time and notice to respond to a dispute.

ARTICLE XIII

MISCELLANEOUS

13.1 Contributions Under a Guaranty

. In the event that a lender requests payment of any Interest Holder or Interest Holders under a guaranty, or any Interest Holder advances funds to the Company to (a) pay the debts and liabilities of the Company as they come due; (b) preserve the assets of the Company; (c) prevent a default under the terms of any loan arrangement secured by the assets of the Company; or (d) pay taxes or other amounts owing to prevent liens from being asserted against the Property or the assets of the Company, the Interest Holders agree to share in such payment demands and/or advances pro rata based on the Interest Holders' Interests. The Interest Holders from whom the lender did not request payment or who did not make advances agree to pay their pro-rata share of such payment requests and advances to the Interest Holder or Interest Holders who made payment to the lender or made advances. All payments and advances made hereunder shall be deemed additional Capital Contributions.

13.2 Waiver of Partition

. Each of the parties hereto irrevocably waives during the term of the Company any right to maintain any action for partition with respect to the property of the Company.

13.3 Power of Attorney

. Each Interest Holder irrevocably constitutes and appoints each of the Managers as his or its true and lawful attorney-in-fact and agent, with full power and authority in such Interest Holder's name, place and stead, to execute, acknowledge, swear to, file, deliver and record in the appropriate public offices any and all amendments to this Agreement, certificates, instruments, and documents as may be required or appropriate to the Interest of any Interest Holder pursuant to this Agreement. Each Interest Holder hereby gives said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or necessary to be done in and about the foregoing as fully as such Interest Holder might or could do if personally present, and each Interest Holder hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. It is expressly understood and intended by each Interest Holder that the grant of the foregoing power of attorney is coupled with an interest, shall be irrevocable, and shall be binding on any assignee of all or any part of his or its Interest. The foregoing power of attorney shall survive the death, legal incapacity, bankruptcy, dissolution, or insolvency of any Interest Holder during the term hereof and shall survive the delivery of any assignment or transfer by any Interest Holder of the whole or any portion of his or its Interest, and any assignee of an Interest Holder does

hereby constitute and appoint each of the Managers as his or its attorney-in-fact and agent in the same manner and force and for the same purposes as the assignor.

13.4 Entire Agreement; Amendments

. This Agreement contains the entire agreement and understanding among the parties with respect to the subject matter hereof, and this Agreement amends, restates and supersedes the Original Operating Agreement in its entirety. This Agreement may only be amended with the unanimous written consent of the Members.

13.5 Acceptance of Prior Acts by New Members

. Each person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

13.6 Notices

. Except as specifically provided in Section 3.17 and 4.6 above, any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party to whom the same is directed, or if sent by Federal Express or similar overnight courier service or by registered mail, postage and charges prepaid, to the address of an Interest Holder as shown on the records of the Company, or to such other address as shall be furnished in writing by any party to another. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery, or (b) as applicable, either (i) the first business day following the date of deposit with a qualified courier service, or (ii) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

NAME:	ADDRESS:
ROBERT C. SHAVER	620Hasty Trail Canton, GA 30115
UNIQUE LOGISTICS HOLDINGS LIMITED	Unit B & D, 4th Floor Sunshine Kowloon Bay Cargo Centre 59 Tai Yip Street Kowloon Bay, Kowloon, Hong Kong

13.7 Paragraph Headings and Pronouns

. Paragraph and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. All pronouns and any variation thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural as the context shall be require.

13.8 Severability

. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

13.9 Agreement for Further Execution

. At any time or times upon the request of the Managers, or if applicable, the Liquidating Managers, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same for record wherever such filing is required by law.

13.10 Counterparts

. This Agreement may be executed in multiple counterparts, each counterpart consisting of a set of textual pages and one or more signature pages signed by one or more parties and all counterparts collectively exhibiting the signatures of all parties. Each set of such counterparts shall constitute one agreement and be deemed an original of such agreement, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

13.11 Time

. Time is of the essence of this Agreement.

13.12 Contracts with Related Parties

. Nothing in this Agreement or in law shall prevent or be construed to prevent any of the Members, or any person related to any Member, from dealing with the Company as to any matter whatever, provided the terms of such dealing are fair, reasonable and fully disclosed to all parties of interest.

13.13 Characterization of Certain Payments.

(a) This Agreement contemplates that payments to Members designated herein or elsewhere as "interest," "principal" or "compensation for services," or in language of like tenor, are properly characterized as payments to Members other than in their capacities as Members, and consequently such payments are not contemplated as within the scope of Article VII, nor shall they affect any Capital Accounts maintained pursuant to the Appendix, except as may be specifically provided to the contrary

. Should payments of such "interest" or "compensation" be recharacterized as payments to Members as such, then the same shall be considered as "guaranteed payments," within the meaning of Section 707(c) of the Code, if applicable, or as special allocations of ordinary gross income. If and to the extent considered "guaranteed payments," such payments shall remain without the scope of Article VII and the Appendix, while if and to the extent considered special allocations of ordinary profits, such payments shall be reflected as special allocations to the respective recipients of ordinary profits in amounts equal to such payments for the periods in which the same are paid or otherwise properly accounted for, and as distributions of such amounts, and the recipients' Capital Accounts shall be increased and decreased accordingly. If and to the extent that such "principal" payments are recharacterized as payments to Members as such, they shall remain without the scope of Article VII, the amounts advanced in respect thereof shall be reflected as additional contributions to the capital of the Company, the payments themselves shall be reflected as distributions, and the recipients' Capital Accounts shall be increased and decreased accordingly. In any recharacterization situation, the provisions of Article VII and the Appendix shall continue to apply as written to all items and amounts not specifically provided for herein.

(b) This Agreement further contemplates that no interest income will be imputed to the Company in respect of required contributions from Interest Holders

. Should any such interest income be imputed as to any contribution, the amount of such contribution shall, for purposes of this Agreement, be considered to be the amount contributed net of such imputed interest amount, and the interest income so imputed shall be allocated to the contributor, so that the collective Capital Accounts effect will be an increase in the contributor's Capital Accounts for the entire amount paid in, inclusive of imputed interest.

(c) This Agreement further contemplates that in the event that any "tax-exempt entity" within the meaning of Section 168(h) of the Code is an Interest Holder in the Company, Company accounting items thereby affected shall be allocated, insofar as practicable, so as not to affect amounts allocated to Interest Holders who are not such entities.

13.14 No Usury

. Notwithstanding any other provision of this Agreement, no interest charge or other charge for the use of money shall be imposed hereunder which exceeds the maximum rate permitted to be imposed under applicable law. Any provision hereof which, absent this Section 13.14, would impose a specific such charge shall be interpreted to impose a charge equal to the lesser of such specified charge or the maximum so permitted.

13.15 No Brokers

. Each Member hereby represents and warrants to the other that no broker, finder, or other person performing similar services is entitled to any commission, fee or other compensation on account of the Members' entry into this Agreement, and each Member hereby agrees to indemnify all other Members from and against any such commissions, fees or other compensation as may be claimed on account of dealings between the claimant and the indemnifying Member.

13.16 Copies Reliable and Admissible

. This Agreement shall be considered to have been executed by a person if there exists a photocopy or facsimile copy (or a photocopy of a facsimile copy) of an original hereof (or of a counterpart hereof) which has been signed by such person. Any photocopy or facsimile copy (or photocopy of a facsimile copy) of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original. Any signature page to this Agreement received via electronic mail in portable document format shall be deemed to be an original signature and shall be binding on the Members and the Company.

13.17 Waivers

. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

13.18 Rights and Remedies Cumulative

. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

13.19 Heirs, Successors and Assigns

. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, personal representatives, successors and assigns.

13.20 Creditors

. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

13.21 Bankruptcy

. Any trustee in bankruptcy for any Member or Interest Holder shall automatically be bound by the obligations of such Member or Interest Holder hereunder and equally with such Member or Interest Holder shall succeed to the other rights of such Member or Interest Holder when the Company has actual knowledge, to its reasonable satisfaction, of the filing of such petition and shall become a Member or Interest Holder hereunder for such purposes with respect to such Interest upon the re-registration of such Interest in its name.

13.22 Successive or Overlapping Transactions

. If a voluntary transaction or transactions, involuntary transaction or transactions, overlap with respect to the same Interest, among categories or within the same category, for purposes of effectuating the provisions of this Agreement giving rise to rights to purchase Interest, effect shall be given to such provisions in the order in which they are activated, with subsequently activated provisions being suspended while each previously activated provision is being effectuated, and when such effectuation is completed, then each subsequently activated provision shall be effectuated only as to any stock not already subject to accepted offers.

13.23 Permitted Transactions

. Neither of the following events shall be considered a voluntary or involuntary transaction giving rise to the rights to purchase an Interest under any provision of this Agreement, and, without limitation, each of them shall be permitted (subject, however, to any other applicable provisions of this Agreement):

(a) A merger involving the Company; and

(b) The voluntary or involuntary dissolution of the Company.

13.24 Legal Fees. The Company shall pay, or reimburse the Members for, any and all legal fees incurred by the Members in connection with the negotiation, preparation and execution of this Agreement.

IN WITNESS WHEREOF, the Company and the Members have executed, sealed and delivered this Agreement.

MEMBERS:

ROBERT C. SHAVER

Witness

UNIQUE LOGISTICS HOLDINGS LIMITED

By: ______________________ (SEAL)

Its Authorized Officer

Witness WONG TO, THOMAS

To acknowledge the rights and obligations of the Company under the within Agreement the Company has caused its Chief Executive Officer to set his hand to this Agreement on the date first set forth above.

COMPANY:

By: ______________________ (SEAL)

ROBERT C. SHAVER
Chief Executive Officer

Witness

SCHEDULE "A"

INTEREST HOLDERS' MEMBERSHIP INTERESTS

Names and Membership Interests

Effective Date: July 11, 2018

Name	Membership Interest
UL/HK	60%
SHAVER	40%
TOTAL	100%

APPENDIX
to AMENDED AND RESTATED OPERATING AGREEMENT of
UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC

ITEM I.
TAX MATTERS GENERALLY:

This Appendix is attached to and is a part of the AMENDED AND RESTATED OPERATING AGREEMENT (the "**Agreement**") of **UNIQUE LOGISTICS INTERNATIONAL (ATL), LLC** (the "**Company**"). The provisions of this Appendix are intended to comply with the requirements of Regulations § 1.704-1(b)(2) and Regulations § 1.704-2 with respect to Company allocations and maintenance of capital accounts. For purposes of the application of the Code and the Regulations, the terms "Interest Holder" and "Member" shall have the equivalent meaning to the term "Partner."

ITEM II.
DEFINITIONS:

Capitalized words and phrases used in this Agreement and in this Appendix shall have the meanings set forth herein. Whenever a term refers to a "Partner" or the "Partnership" in this Appendix or the Agreement, such term shall be synonymous with a "Member" or the "Company," respectively.

"**Adjusted Capital Account Deficit**" means, with respect to an Interest Holder, the deficit balance, if any, in such Interest Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Interest Holder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debt to such Capital Account items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

"**Capital Account**" means the Capital Account maintained for any Interest Holder in accordance with the following provisions:

(a) To each Interest Holder's Capital Account there shall be credited such Interest Holder's Capital Contributions, such Interest Holder's distributive share of Profits, and the amount of any Company liabilities assumed by such Interest Holder or which are secured by any property distributed to such Interest Holder.

(b) To each Interest Holder's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Interest Holder pursuant to any provision of this Agreement, such Interest Holder's distributive share of Losses and the amount of any liabilities of such Interest Holder assumed by the Company or which are secured by any property contributed by such Interest Holder to the Company.

(c) In determining the amount of any liability for purposes of Paragraphs (a) and (b) of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(d) In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Interest Holder pursuant to Article IX of the Agreement upon the dissolution of the Company. The Managers shall adjust the amounts debited or credited to the Capital Accounts with respect to (i) any property contributed to the Company or distributed to an Interest Holder, and (ii) any liabilities which are assumed by the Company or an Interest Holder, in the event the Managers determines such adjustments are necessary or appropriate pursuant to Regulations Section 1.704-1(b)(2)(iv). The Managers shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

"**Capital Contribution**" means, with respect to any Interest Holder, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Interest Holder.

"**Depreciation**" means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

"**Fiscal Year**" means (i) the period commencing on the Effective Date and ending on December 31, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss, or deduction pursuant to the Agreement and this Appendix.

"**Gross Asset Value**" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by an Interest Holder to the Company shall be the gross fair market value of such asset, as determined by the contributing Interest Holder and the Managers, provided that, if a Manager is the contributing Interest Holder, the determination of the fair market value of the contributed asset shall require the consent of the other Managers, if any, or Members (other than the contributing Manager, if the contributing

Manager is also a Member) holding at least fifty-one percent (51%) of the Membership Interests then held by all of the Members (excluding any Membership Interests held by the contributing Manager), if none;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (i) the acquisition of an Interest or an additional interest in the Company by any new or existing Interest Holder in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to an Interest Holder of more than a de minimis amount of Company property or money as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, adjustments pursuant to clauses (i) and (ii) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Interest Holders in the Company;

(c) The Gross Asset Value of any Company asset distributed to any Interest Holder shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managers, provided that, if a Manager is the distributee Interest Holder, the determination of the fair market value of the distributed asset shall require the consent of the other Managers, if any, or Members (other than the distributee Manager, if the distributee Manager is also a Member) holding at least fifty-one percent (51%) of the Membership Interests then held by the Members (excluding any Membership Interests held by the distributee Manager), if none;

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted bases of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (e) of the definition of "Profits" and "Losses" and Paragraph III(A)(7) hereof; provided, however, Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Manager determines that an adjustment pursuant to subparagraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to this definition, such Gross Asset Value shall thereafter be adjusted by any Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

"**Nonrecourse Deductions**" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

"**Nonrecourse Liability**" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

"**Partner Nonrecourse Debt**" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

"**Partner Nonrecourse Debt Minimum Gain**" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

"**Partner Nonrecourse Deductions**" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

"**Partnership Minimum Gain**" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

"**Profits**" and "**Losses**" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

(d) Gain or loss resulting from any disposition of Company property, and Depreciation with respect to such property (in lieu of any depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss) shall be computed with reference to the Gross Asset Value of such property notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such property;

(e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of an Interest Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Paragraphs III(A) and III(3) of this Appendix shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Paragraphs III(A) and III(B) of this Appendix shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (e) above.

"**Regulations**" means the Treasury Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

ITEM III.
SPECIAL AND TAX ALLOCATIONS:

A. **Special Allocations**. The following special allocations shall be made in the following order:

1. **Minimum Gain Chargeback**. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of Article VII of the Agreement, if there is a net decrease in Partnership Minimum Gain during any Company Fiscal Year, each Interest Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Interest Holder's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Interest Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Paragraph III(A)(1) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

2. **Partner Nonrecourse Debt Minimum Gain Chargeback**. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of Article VII of the Agreement and this Item In, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company Fiscal Year, each Interest Holder who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Interest Holder's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Interest Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Paragraph III(A)(2) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

3. **Qualified Income Offset**. In the event any Interest Holder unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(1)(4), Section 1.704-1(b)(2)(ii)(4)d), or Section 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Interest Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Interest Holder as quickly as possible, provided that an allocation pursuant to this Paragraph III(A)(3) shall be made only if and to the extent that such Interest Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in Article VII of the Agreement and this Paragraph III(A) have been tentatively made as if this Paragraph III(A)(3) were not in the Agreement.

4. **Gross Income Allocation**. In the event any Interest Holder has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) the amount such Interest Holder is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Interest Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Interest Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph III(A)(4) shall be made only if and to the extent that such Interest Holder would have a deficit Capital Account in excess of such

sum after all other allocations provided for in Article VII of the Agreement and this Item III have been made as if Paragraph III(A)(3) hereof and this Paragraph III(A)(4) were not in the Agreement.

5. **Nonrecourse Deductions**. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Interest Holders in proportion to their Interests.

6. **Partner Nonrecourse Deductions**. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Interest Holder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

7. **Code Section 754 Adjustment**. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)g or Regulations Section 1.704-1(b)(2)(iv)(m)@), to be taken into account in determining Capital Accounts as the result of a distribution to an Interest Holder in complete liquidation of his or its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Interest Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Interest Holders to whom such distribution was made in the event Regulations Section 1.704-1 (b)(2)(iv)(m)(4) applies.

B. **Curative Allocations**. The allocations set forth in Paragraph 7.2(b) of the Agreement and in Paragraph III(A) hereof (the "**Regulatory Allocations**") are intended to comply with certain requirements of the Regulations. It is the intent of the Interest Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Paragraph III(B). Therefore, notwithstanding any other provision of Article VII of the Agreement and this Item III (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner he determines appropriate so that, after such offsetting allocations are made, each Interest Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Interest Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 7.2 and 7.3 of the Agreement. In exercising the discretion granted under this Paragraph III(B), the Managers shall take into account future Regulatory Allocations under Paragraphs III(A)(1) and III(A)(2) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Paragraphs III(A)(5) and III(A)(6).

C. **Other Allocation Rules**.

1. The Interest Holders are aware of the income tax consequences of the allocations made by Article VII of the Agreement and this Item III and hereby agree to be bound by the provisions of Article VII of the Agreement and this Item III in reporting their shares of Company income and loss for income tax purposes.

2. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code Section 706 and the Regulations thereunder.

3. Solely for purposes of determining an Interest Holder's proportionate share of the "excess nonrecourse liabilities" of the Company, within the meaning of Regulations Section 1.752-3(a)(3), the Interest Holders' interests in Company profits are in proportion to their Interests.

4. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Managers shall endeavor not to treat distributions of Distributable Cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt.

D. **Tax Allocations: Code Section 704(c)**.

1. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

2. In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

3. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Paragraph III(D) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Interest Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

[END OF APPENDIX]

Exhibit C

UL ATL Financial Statements

1. UL ATL's Financial Statements do not reflect potential consideration that could be become payable to Ginger Seabrook pursuant to that certain Unique Logistics International Incentive Compensation Plan, effective January 1, 2015. A copy of which has been provided to Buyer.
2. See Financial Statements attached hereto.

EXHIBIT D

Assignment of LLC Interest

[*Attached*]

ASSIGNMENT OF LLC MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF LLC MEMBERSHIP INTERESTS (this "**Assignment**") is entered into as of May 29 , 2020 (the "**Effective Date**") by and between ROBERT C. SHAVER, an individual resident of the State of Georgia ("**Seller**"), and UNIQUE LOGISTICS HOLDINGS, INC., a Delaware corporation ("**Buyer**"). Capitalized terms used but not otherwise defined in this Assignment shall have the meanings ascribed to them in that certain Securities Purchase Agreement between the parties of even date herewith (the "**Purchase Agreement**").

RECITALS:

A. Seller owns forty percent (40%) of the outstanding membership interests (the "**UL ATL Membership Interests**") in Unique Logistics International (ATL) LLC, a Georgia limited liability company (the "**Company**").

B. Seller and Buyer have agreed to the sale and transfer of the UL ATL Membership Interests pursuant to the Purchase Agreement.

C. Seller desires to transfer the UL ATL Membership Interests to Buyer, and Buyer desires to accept the UL ATL Membership Interests from Seller, by entering into and executing this Assignment.

For and in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Assignment; Assumption. Seller hereby sells, transfers, and assigns to Buyer, and Buyer hereby accepts and assumes from Seller, all of Seller's right, title and interest in and to the UL ATL Membership Interests, free and clear of all Encumbrances.

2. Further Assurances. Each party shall, at the reasonable request of the other party hereto from time to time, whether on or after the date hereof, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such further assignments, transfers, assumptions, conveyances, and assurances as may be reasonably necessary to effect or acknowledge the transfer of Seller's ownership interest in the UL ATL Membership Interests.

3. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

4. Relation to Purchase Agreement. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement, and nothing contained herein is intended or shall be deemed to supersede, amend, enlarge, or rescind any of the obligations, agreements, covenants, or warranties of any party contained in the Purchase Agreement. In the event of any inconsistency

between the terms of the Purchase Agreement and this Assignment, the terms of the Purchase Agreement shall govern and control.

5. Headings. The headings in this Assignment are for reference only and shall not affect the interpretation of this Assignment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.

SELLER:

____

ROBERT C. SHAVER

BUYER:

UNIQUE LOGISTICS HOLDINGS, INC.

By: ________________________________

Title: ______________________________

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.

SELLER:

____
ROBERT C. SHAVER

BUYER:

UNIQUE LOGISTICS HOLDINGS, INC.

By: SUNANDAN RAY

Title: CEO

EXHIBIT E

Non-Compete Agreement

[*Attached*]

NON-COMPETE, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT

THIS NON-COMPETE, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT ("Agreement") dated as of May 29 , 2020 (the "Effective Date"), by and between **ROBERT C. SHAVER**, an individual ("Shaver"), and **UNIQUE LOGISTICS HOLDINGS, INC.**, a Delaware corporation with an address at 154-09 146th Avenue, Unit 3-B, Jamaica , NY 11434 ("ULH" or the "Company"). Each of Shaver and ULH may be referred to hereinafter, individually, as a "Party" and together, the "Parties".

WITNESSETH:

WHEREAS, Shaver has been employed in the global logistics and freight forwarding business (the "Business"); and

WHEREAS, Shaver was the minority owner of Unique Logistics International (ATL) LLC, a Georgia limited liability company ("UL ATL"); and

WHEREAS, pursuant to that certain securities purchase agreement ("Purchase Agreement"), dated on even date herewith, Shaver sold his interests in UL ATL to ULH;

WHEREAS, as minority owner of UL ATL, Shaver has been given access to, or otherwise came into contact with certain proprietary and/or confidential information of UL ATL or its clients, and the Parties desire to prevent the dissemination, unauthorized disclosure or misuse of such information; and

WHEREAS, as condition to entering into the Purchase Agreement, this Agreement and in consideration of the covenants and agreements set forth herein, ULH shall pay to Shaver and Shaver shall receive the total sum of $500,000 (the "Non-Compete Payment") as set forth herein.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the Parties hereto mutually agree as follows:

1. Covenant Not to Compete.

(a) During the period commencing on the Effective Date and ending three years thereafter (the "Term"), Shaver shall not directly or indirectly, own, manage, engage in, operate, control, work for as an employee, consult with, render services to or for, invest in or participate in a business that is competitive with the Business located in the United States (the "Restricted Territory") other than the Permitted Activities. Notwithstanding anything herein to the contrary, Shaver may hold passive investments in any enterprise if such investment constitutes five percent (5%) or less of the equity of such enterprise.

(b) "Permitted Activities" means Shaver's ownership of, employment with, consulting for and participation in a Business that is located in and operates out of the Republic of Colombia.

(c) As a separate and independent covenant, Shaver further agrees that during the Term, Shaver shall not (i) cause, solicit, induce or encourage any employees of UL ATL (or former employees who had been employed by UL ATL within a six (6) month period prior to any such solicitation or hiring) to leave such employment or hire, employ or otherwise engage any such individual; (ii) cause, induce or encourage any customer, supplier, or licensor of UL ATL(including any person that becomes a customer of UL ATL after the Effective Date) , or any other person who has a material business relationship with UL ATL, to terminate or modify any such relationship as it relates to the Business; or (iii) cause, induce or encourage any Prospective Customer of UL ATL not to do business with UL ATL. "Prospective Customer" means any person or entity which has evidenced an intention to order products or services from UL ATL or with whom UL ATL has had material contact and discussions regarding the ordering of products or services from UL ATL, in each case as of and after the Effective Date.

2. Confidential Information.

(a) Shaver acknowledges that, as a result of Shaver's past association with UL ATL, Shaver has confidential or proprietary information of special value to UL ATL. Subject to Section 2(c), Shaver covenants and agrees that Shaver shall not, directly or indirectly, disclose, reveal, divulge or communicate to any person other than authorized officers, directors, employees, and professional advisors of UL ATL, or use or otherwise exploit for Shaver's own benefit or for the benefit of anyone other than the Company, any Confidential Information. Shaver shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by applicable law; provided, however, that in the event disclosure is required by applicable law, Shaver shall, to the extent reasonably possible and legally permissible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order, at the Company's sole cost and expense.

(b) "Confidential Information" means any confidential information with respect to UL ATL, including, without limitation, methods of operation, customer lists, products, prices, fees, costs, technology, formulas, inventions, trade secrets, know-how, proprietary software, marketing methods, plans, suppliers, competitors, markets or other specialized information or proprietary matters.

(c) Notwithstanding anything to the contrary in this Section 2, Shaver shall have no obligation hereunder with respect to Confidential Information that (i) is generally available to the public on the Closing Date, (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder or a known breach by a third party of any confidentiality covenants owing by that party to UL ATL, (iii) is independently developed by Shaver without the use of any such information, (iv) is disclosed by a person or entity not subject to restrictions concerning the disclosure of such information, or (v) is required to be disclosed pursuant to court order or other legal process.

(d) With respect to UL ATL's trade secrets, this Section 2 shall apply indefinitely. As to all other Confidential Information, this Section 2 shall expire upon expiration of the Term.

3. Payment.

(a) ULH shall pay the Non-Compete Payment to Shaver in twenty-four equal monthly payments of Twenty Thousand Eight Hundred and Thirty-Three and 33/100 US Dollars ($20,833.33) each. ULH shall make the first payment to Shaver on June 29, 2020, with each succeeding payment to be made on the 29th of each calendar month thereafter until the Non-Compete Payment has been paid in full. The Company shall have no right to set off any amount against the Non-Compete Payment.

(b) If ULH fails to make any Non-Compete Payment and payment of Default Interest, if any, as and when due under this Agreement and for period of 10 days thereafter (a "Default Event"), Shaver, in his sole and absolute discretion, may either (i) accelerate all unpaid amounts of the Non-Compete Payment and declare such payments immediately due and payable or (ii) terminate this Agreement as of the date of such Default Event. Interest at the rate of 12% per annum ("Default Interest") shall be due and payable on all delinquent Non-Compete Payments until paid, which ULH shall pay at the time such delinquent payment is made. For purposes of the foregoing, a Non-Compete Payment shall be deemed delinquent if not paid when due irrespective of any grace period utilized in determining whether such failure to pay constitutes a Default Event. ULH shall only be entitled to utilize the 10-day grace period set forth above two times within any 12-month period following the Effective Date. Accordingly, should there be three or more delinquent Non-Compete Payments within any 12-month period, starting with the third delinquency and extending to any additional delinquencies within such 12-month period, a Default Event shall be deemed to have taken place on the missed payment date.

4. Scope of Coverage. The Parties agree and intend that the covenants contained in Section 1, Section 2, and Section 3 of this Agreement shall be construed as separate covenants.

5. Material Inducement. The covenants of Shaver and the Company set forth in this Agreement constitute a material inducement for Shaver and the Company to execute, deliver and consummate the Purchase Agreement and are an essential element of the acquisition of the business contemplated by the Purchase Agreement and, but for such covenants, neither the Company nor Shaver would not have executed and delivered the Purchase Agreement and would not have been willing to consummate the purchase and sale of UL ATL.

6. Injunctive Relief. Without intending in any way to limit the remedies available to the Company, Shaver hereby acknowledges that the breach, or attempted or threatened breach, of this Agreement by Shaver will result in immediate and irreparable harm to the Company and that damages at law might not be an adequate remedy for the Company, and further acknowledges and agrees that if Shaver breaches any of the covenants contained in this Agreement, the Company may seek injunctive relief in any court of competent jurisdiction to restrain the breach of, or otherwise specifically to enforce, any of such covenants. Such injunctive relief shall be in addition to, and not in lieu of, any other remedies at law or in equity available to the Company.

7. Judicial Amendments; Severability. It is expressly understood and agreed that, although the Company and Shaver consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving for the Company's benefit the proprietary rights, going business value and goodwill of the Business, if a court of competent jurisdiction holds or deems

that any of the separate covenants contained in this Agreement is unenforceable against Shaver in respect of the geographic area, then such unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced and such findings shall not affect the enforceability of any of the other separate covenants contained herein. If the court referred to above finds that any covenant or restriction contained in this Agreement is unenforceable for any other reason, then the provisions of such covenant shall not be rendered void but shall be deemed reduced or otherwise amended to the extent such court may judicially determine or indicate to be reasonable and so as to provide the Company, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

8. Entire Agreement; Assignment. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the Parties. The rights and obligations of the Parties hereunder shall inure to the benefit of, and be conclusive and binding, upon each such Party and their respective successors and assigns. Shaver may not assign its obligations hereunder under any circumstances, but the Company may assign its rights hereunder to its Subsidiaries or Affiliates or to any third party that acquires all or substantially all of the assets of the Company.

9. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when transmitted via electronic mail to the e-mail address set out below (with confirmation of receipt), (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(a) if to the Company:

Unique Logistics Holdings, Inc.
154-09 146th Avenue, 3-B
Jamaica, NY 11434
Attention: Sunandan Ray, CEO
Email: sunandan.ray.nyc@unique-logistics.com

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP
101 Wood Avenue South
5th Floor
Woodbridge, NJ 08830
Attention: Lawrence Metelitsa
Email: lmetelitsa@lucbro.com

(b) if to Shaver:

Robert C. Shaver
620 Hasty Trail
Canton, Georgia 30115
Email: bshaver1959@gmail.com

with a copy (which shall not constitute notice) to:

James-Bates-Brannan-Groover, LLP
3399 Peachtree RD NE, Suite 1700
Atlanta, GA 30326
Attention: T. Daniel Brannan
Email: dbrannan@jamesbatesllp.com

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one agreement.

11. No Waiver. The failure of a Party to insist, in any one or more instances, upon the strict performance of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any right hereunder nor of the future performance of any such terms and conditions.

12. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Company and Shaver.

13. Gender. All references in the Agreement to the masculine shall be deemed to include, where required or appropriate, the feminine or neuter genders.

14. Headings. Article, section and paragraph headings are inserted for convenience only and do not form a part of this Agreement.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. There shall be three arbitrators. The location of the arbitration shall be New York.

[-signature page follows-]

IN WITNESS HEREOF, the undersigned execute this Agreement as of the date first set forth above.

____
Robert C. Shaver

COMPANY:

Unique Logistics Holdings Inc.
a Delaware corporation

By: ______________________________
Name: ____________________________
Title: ____________________________

IN WITNESS HEREOF, the undersigned execute this Agreement as of the date first set forth above.

____
Robert C. Shaver

Unique Logistics Holdings Inc.
a Delaware corporation

By: ____________________________
Name: SUNANDAN RAY
Title: CEO

EXHIBIT F

Amendment to UL ATL Operating Agreement

[*Attached*]

FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF

UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT (this "**Amendment**") of UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC (the "**Company**") is made and entered into effective as of May 29, 2020 (the "**Effective Date**") by and among the Company, UNIQUE LOGISTICS HOLDINGS LIMITED, a Hong Kong company (**UL/UK**") and ROBERT C. SHAVER, an individual resident of Georgia ("**Shaver**" together with UL/UK, collectively, the "**Members**" and individually, a "**Member**").

RECITALS:

A. The parties hereto entered into that certain Amended and Restated Operating Agreement dated July 11, 2018 (the "**Operating Agreement**"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Operating Agreement.

B. Both of the Members desire to sell their Membership Interests to Unique Logistics Holdings, Inc. pursuant to certain purchase agreements.

C. In connection with such sales, the Members desire to amend the Operating Agreement relating to the allocation of Profit, Loss, income, gain, loss, deduction and credit allocable to any Interest that has been transferred as more fully set forth below.

In consideration of the foregoing premises, the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

1. **Amendment of Allocation related to Transfers of Interests**. Section 7.2(d) of the Operating Agreement is hereby deleted in its entirety and replaced with the following:

> (d) In the event of a Transfer of Membership Interests during any calendar year made in compliance with the provisions of Article VIII of this Agreement, all items of Profit, Loss, income, gain, loss, deduction and credit attributable to such Membership Interests for such calendar year or portion thereof shall be determined using the interim closing of the books method.

2. Remaining Terms Unaffected. Except for the amendments to the Operating Agreement set forth in this Amendment, all other provisions of the Operating Agreement shall remain in full force and effect and are incorporated in this Amendment as if fully set forth herein.

3. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without giving effect to principles of conflicts of laws.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each party hereto has executed this Amendment, or caused this Amendment to be executed on its behalf, under seal, effective as of the Effective Date.

THE COMPANY:

UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC

By: ______________________________

Title: Robert C. Shaver, Chief Executive Officer

MEMBERS:

______________________________(SEAL)
Robert C. Shaver

UNIQUE LOGISTICS HOLDING LIMITED, a Hong Kong corporation

By: ______________________________(SEAL)

Title: ______________________________

IN WITNESS WHEREOF, each party hereto has executed this Amendment, or caused this Amendment to be executed on its behalf, under seal, effective as of the Effective Date.

THE COMPANY:

UNIQUE LOGISTICS INTERNATIONAL (ATL) LLC

By:_______________________________

Title: _____________________________

MEMBERS:

_______________________________(SEAL)
Robert C. Shaver

UNIQUE LOGISTICS HOLDINGS LIMITED, a Hong Kong company

By: _______________________________(SEAL)

Title: LEE, PATRICK MAN BUN

EXHIBIT G

Indemnity Agreement

[*Attached*]

INDEMNITY AGREEMENT

This Indemnity Agreement ("Agreement") is entered into as of the 29th day of May, 2020 by and among Robert C. Shaver, a resident of the State of Georgia ("Shaver"), Unique Logistics International (ATL), LLC, a Georgia limited liability company (the "Company"), and Unique Logistics Holdings, Inc., a Delaware corporation ("ULH").

RECITALS

WHEREAS, Shaver and ULH have entered into that certain Securities Purchase Agreement dated as of May 29, 2020 in connection with the sale and purchase of the membership interests in the Company owned by Shaver to ULH ("Purchase Agreement");

WHEREAS, in connection with the execution of the Purchase Agreement, ULH and Unique Logistics Holdings Limited, a Hong Kong corporation ("UL/HK"), have entered into that certain Securities Purchased Agreement dated as of May 29, 2020 in connection with the sale and purchase of the membership interests in the Company owned by UL/HK to ULH ("UL/HK Purchase Agreement");

WHEREAS, following the closing of the Purchase Agreement and the UL/HK Purchase Agreement, ULH will own a 100% membership interest in the Company;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a material inducement to the consummation of the transactions by the Purchase Agreement; and

WHEREAS, capitalized terms used in this Agreement, but not defined in this Agreement, have the same meanings given to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the consideration set forth in the Purchase Agreement, and the parties acknowledging that they will be taking actions in reliance upon this Agreement, the parties hereto agree as follows:

1. **Indemnification Rights**.

(a) ULH agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the Closing Date an officer, director, agent or employee of the Company, as provided in the articles of organization, operating agreement, or other governing document of the Company, in each case as in effect on the Closing Date (the "Governing Documents"), or pursuant to any other agreements in effect on the Closing Date shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms. For the purposes hereof, "Person" means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or Governmental Entity

(b) The Company shall, and ULH shall cause the Company to, maintain the Company's insurance policies in effect on the Closing Date; provided, however, that the Company may substitute therefor policies of at least the same coverage and amounts containing terms that are not less

advantageous when compared to the insurance maintained by the Company as of the Closing Date (the "Insurance Policies").

(c) Neither the Company nor ULH shall amend the Governing Documents or the Insurance Policies in such a manner that adversely affects Shaver's rights to indemnification, advancement of expenses, or exculpation by the Company.

(d) In the event ULH, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that such other Person fully assumes the obligations set forth in this Section 1.

(e) The obligations of ULH and the Company under this Agreement shall not be terminated or modified in such a manner as to adversely affect any director, officer, agent or employee to whom this Agreement applies without the prior written consent of such affected director, officer, agent or employee (it being expressly agreed that the directors, officers, agents and employees to whom this Agreement applies shall be third party beneficiaries of this Agreement, each of whom may enforce the provisions of this Section 1). ULH covenants and agrees that it shall not, and shall not cause or permit the Company, nor any of their respective affiliates to, make, bring or maintain any action, suit, claim or other legal proceeding against any Person to whom the protections afforded pursuant to this Agreement apply.

2. **Headings**. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

3. **Amendment and Modification; Waiver**. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any party of any of the provisions hereof shall be effective unless expressly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver with respect to any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege.

4. **Severability**. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not invalidate or render unenforceable such term or provision in any other jurisdiction. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, that holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding on the parties with any modification to become a part of and treated as though originally set forth in this Agreement.

5. **Binding Effect**. This Agreement shall be binding upon and shall inure to the benefit of parties hereto and their respective heirs, executors, administrators, estate, legal representatives, successors and assigns.

6. **Governing Law**. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction).

7. **Counterparts**. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

SHAVER

Robert C. Shaver

ULH
Unique Logistics Holdings, Inc.

By ______________________
Name:
Title:

COMPANY

Unique Logistics International (ATL), LLC

By ____
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

SHAVER

____
Robert C. Shaver

ULH

Unique Logistics Holdings, Inc.

By ______________________________
Name: SUNANDAN RAY
Title: CEO

COMPANY

Unique Logistics International (ATL), LLC

By ______________________________
Name:
Title: